 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-282419
P R O S P E C T U S  S U P P L E M E N T
(To prospectus dated October 10, 2024)
27,624,310 Ordinary Shares

We are offering 27,624,310 ordinary shares, with a nominal value of €0.04 per share.
Concurrently with this offering, we have entered into a share purchase agreement with Eli Lilly and Company (“Lilly”), one of our existing shareholders and a strategic partner, in a separately negotiated transaction pursuant to which we agreed to offer and sell, and Lilly agreed to purchase, 5,100,780 ordinary shares, to permit Lilly to maintain its pro rata beneficial ownership, at a price per share equal to the public offering price, subject to the consummation of this offering and the satisfaction of other customary closing conditions. The sale of our ordinary shares to Lilly in the concurrent private placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. The closing of this offering is not contingent upon the closing of the concurrent private placement. The ordinary shares purchased in the concurrent private placement will not be subject to any underwriting discounts or commissions.
Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PRQR.” ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. On June 24, 2026, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $1.81 per share.
Investing in our ordinary shares involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and page 11 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities.

	Per Share	Total
Public offering price	$1.8100	$50,000,001
Underwriting discounts and commissions(1)	$0.1086	$3,000,000
Proceeds to ProQR Therapeutics N.V., before expenses	$1.7014	$47,000,001

(1)
See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ordinary shares to purchasers on or about June 26, 2026.

BofA Securities	Evercore ISI	Cantor	Oppenheimer & Co.

The date of this prospectus supplement is June 25, 2026

We have not and the underwriters have not authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the date of those respective documents, or that information contained in any document incorporated by

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reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Incorporation of Certain Information by Reference” and “ Where You Can Find Additional Information.”

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of ordinary shares, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the shares and other information you should consider before purchasing the shares. See the sections titled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in this prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context otherwise indicates, references in this prospectus supplement or the accompanying prospectus to “ProQR Therapeutics N.V.,” “ProQR Therapeutics,” “ProQR,” the “Registrant,” the “Company,” “we,” “our,” “ours,” “us,” and similar designations refer to ProQR Therapeutics N.V., a company organized under the laws of the Netherlands, and where appropriate, our consolidated subsidiaries.
Presentation of Financial Information
Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). In presenting and discussing our financial position, operating results and cash flows, management uses certain non-United States Generally Accepted Accounting Principles (“GAAP”) financial measures. These non-GAAP financial measures should not be viewed in isolation as alternatives to the equivalent IFRS measure and should be used in conjunction with the most directly comparable IFRS measure(s).
All references in this prospectus supplement to “U.S. dollars” or “$” are to the legal currency of the United States, and all references to “€” or “euro” are to the currency of the European Economic and Monetary Union. Our business to date has been conducted primarily in the European Union, and we maintain our books and records in euro. We present our financial statements in euro, which is the Company’s functional currency. Unless otherwise specified in this prospectus supplement, translations from euros to U.S. dollars were made at a rate of $1.1342 to €1.00, the official exchange rate quoted by the European Central Bank at the close of business on June 24, 2026.
Trademarks
We use various trademarks and trade names, including without limitation “ProQR,” “Axiomer,” “Trident,” and our corporate name and logo, that we use in connection with the operation of our business.

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This prospectus supplement and the accompanying prospectus, and the information incorporated herein or therein by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner of these trademarks, service marks and trade names will not assert, to the fullest extent under applicable law, its rights. We do not intend to use or display other companies’ trademarks, trade names and service marks to imply a relationship with, or endorsement or sponsorship of us, any other companies.
Market, Industry and Other Data
Market data and certain other statistical information used throughout this prospectus supplement are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In some cases, we do not expressly refer to the sources from which this data is derived. We are responsible for all of the disclosure contained in this prospectus supplement, and we believe that these sources are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus supplement, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. Some data are also based on our good faith estimates. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus or free writing prospectus, including the documents that we incorporate by reference herein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained herein, other than statements of historical fact, including statements regarding our plans, objectives and expectations for our business, operations, financial performance and condition, are forward-looking statements and can generally be identified by the use of words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” or the negative of these terms or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. These forward-looking statements include, without limitation, statements about the following:
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our development programs, including the cost, timing, plans, results of preclinical studies and clinical trials and other development activities by us and our collaborative partners and therapeutic potential with respect to our product candidates;

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the likelihood of our clinical programs being executed on timelines provided and reliance on our contract research organizations and predictability of timely enrollment of subjects and patients to advance our clinical trials and maintain their own operations;

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our ability to conduct an investigator-initiated trial (“IIT”) in China, including our ability to collaborate with an investigator and successfully recruit participants for such trial, and the uncertainty regarding the regulatory value of, and acceptance of data generated from, such trial;

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our reliance on contract manufacturers to supply materials for research and development and the risk of supply interruption from a contract manufacturer;

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the potential for future data to alter initial and preliminary results of early-stage clinical trials;

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the ability of clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results, and the ability of our preclinical studies to predict later clinical trial results;

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the unpredictability of the duration and results of the regulatory review of applications or clearances that are necessary to initiate and continue to advance and progress our clinical programs, and the ability to successfully submit the necessary applications or to obtain the necessary clearances;

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our business operations and our ability to secure, maintain and realize the intended benefits of collaborations with partners, including the timing of commencing clinical trials and enrollment of patients and/or healthy volunteers therein;

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the possible impairment of, inability to obtain, and costs to obtain intellectual property rights;

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possible safety or efficacy concerns that could emerge as new data are generated in research and development;

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our ability to attract and retain key scientific and/or management personnel;

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our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

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our collaboration with Lilly and the intended benefits thereof, including milestone and royalty payments from commercial product sales, if any, from the products covered by the collaboration, as well as the potential of our technologies and product candidates;

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our partnership with Ginkgo Bioworks, Inc. (“Ginkgo” or “Ginkgo Bioworks”) and the intended benefits thereof, including our expectations regarding artificial intelligence (“AI”)’s ability to accelerate Axiomer™ discovery;

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our other programs and business operations (including Axiomer);

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the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

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our estimates on cash runway;

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our estimates regarding the market opportunities for our current and future programs and any future product candidates;

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the impact of global economic and geopolitical developments on our business (such as the recent conflict in Iran, as well as ongoing conflicts in Ukraine, and in the Middle East), including interest rates, inflationary pressures and capital market disruptions, tariffs (including tariffs that have been or may in the future be imposed by the United States or other countries), changes in or disruptions of U.S. governmental agencies, including the evolving regulatory and economic policies under the current U.S. government, trade protection measures or other trade barriers (including further legislation or actions taken by the United States or other countries that restrict trade), U.S. government shutdowns, economic sanctions and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our ordinary shares and our ability to access capital markets;

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the impact on our operations and activities that may be slowed or halted by shortage and/or pressure on supply and logistics on the global market and/or the impact of health epidemics, pandemics and other widespread outbreaks of contagious diseases;

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the potential impact of shareholder activism;

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general business, financial and accounting risks and risks related to litigation and disputes with third parties;

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our anticipated use of net proceeds from the offering of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F and our subsequent Reports of Foreign Private Issuer on Form 6-K, as applicable, and the section of any accompanying prospectus supplement entitled “Risk Factors,” as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, and our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.
You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and the documents incorporated by reference herein and therein, and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus and in the documents incorporated herein and therein by reference.

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, and the documents incorporated herein and therein by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, and the documents incorporated herein and therein by reference is accurate as of any date other than the date of the applicable document.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all the information you should consider before investing in our ordinary shares. You should carefully read this entire prospectus supplement and accompanying prospectus, including the documents incorporated by reference, particularly the risks and discussion of risks in the “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 11 of the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, as well as those identified in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 12, 2026, and in any subsequent Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K that we file with the SEC, as applicable. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results stated in or suggested by such forward-looking statements due to a variety of factors, including those set forth in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections and the documents referred to in “Where You Can Find Additional Information” for information about us, as well as our consolidated financial statements and related notes.
Overview
We are a clinical-stage biotechnology company developing transformative RNA editing therapies for diseases with significant unmet medical needs. To achieve this, we are advancing our proprietary Axiomer RNA-editing platform technology, which is designed to harness Adenosine Deaminase Acting on RNA (“ADAR”) enzyme to mediate precise, single nucleotide edits in RNA. Our technology is designed to make targeted adenosine-to-inosine (“A-to-I”) edits in RNA, which are translated as guanosine (“G”). This approach can be used to correct a messenger RNA with a disease-causing mutation back to a normal (or wild type) mRNA, modulate protein expression, or alter a protein so that it will have a new function that helps prevent or treat disease.
Since discovering the Axiomer RNA editing platform technology in 2014, we have established a leading intellectual property estate in the ADAR-mediated RNA editing space, defined core EON design principles, and optimized oligonucleotide chemistries for therapeutic use. We refer to our editing oligonucleotides as EONs.
Our robust pipeline is strategically focused on diseases originating in the liver and central nervous system (“CNS”), where human genetics and translational research support the potential for therapeutic benefit through RNA editing. We prioritize indications with high unmet medical need and biomarkers and well-defined clinical endpoints.
Our lead program is AX-0810 for cholestatic diseases targeting Na-taurocholate cotransporting polypeptide (“NTCP”), with biliary atresia selected as the initial Phase 2 indication. We are also advancing AX-0811, a next-generation NTCP-targeting program for cholestatic diseases generated using our AI-enabled discovery engine, with a clinical trial application (“CTA”) filing expected in mid-2026 and initial data in healthy volunteers by year-end 2026.
Additional pipeline programs include AX-0422 targeting IDUA for Hurler syndrome, with a CTA filing expected in early 2027 and initial data in patients targeted for the first half of 2027, and AX-2911 targeting PNPLA3 for metabolic dysfunction-associated steatohepatitis (“MASH”), for which we anticipate a first-in-human (“FIH”) IIT in the first half of 2027. With funding from the Rett Syndrome Research Trust (“RSRT”), we are also advancing AX-2402 targeting Methyl CpG binding protein 2 (“MECP2”) mutations for Rett Syndrome, a severe neurodevelopmental disorder. In addition, we continue to advance additional earlier-stage pipeline programs.
We continue to enhance our proprietary Axiomer RNA editing platform, including through AI-guided EON discovery capabilities, designed to efficiently generate and advance new RNA editing candidates. To support these efforts, we have established a partnership with Ginkgo Bioworks and formed an AI Advisory Board comprised of leading external experts in artificial intelligence and machine learning.

In addition to advancing our wholly-owned pipeline programs, we entered into a global licensing and research collaboration with Lilly in September 2021 where our Axiomer RNA editing platform is being used to progress new drug targets for disorders toward clinical development and commercialization. Initially focused on five targets, the partnership was expanded to ten targets in December 2022, with an option for further expansion to fifteen targets.
We believe the platform has significant potential to yield many additional therapeutic candidates. Thus, we continuously evaluate further opportunities for beneficial collaborations or strategic partnerships to efficiently advance product candidates with the goal of bringing medicines to patients.
Recent Developments
AX-0810 Phase 1 Study
On June 25, 2026, we announced positive target engagement data from our ongoing Phase 1 multiple ascending dose (“MAD”) study evaluating AX-0810, our investigational NTCP-targeting RNA editing oligonucleotide, in healthy volunteers. In addition, we reported preclinical data with AX-0811, our next-generation NTCP editing oligonucleotide.
Study Design
The ongoing MAD Phase 1 study enrolled 33 healthy volunteers, including 24 participants receiving AX-0810 and nine participants receiving placebo across the 3 mg/kg, 6 mg/kg, and 9 mg/kg cohorts. The reported data included participants in the evaluated 3 mg/kg and 6 mg/kg cohorts. Data from the 9 mg/kg cohort were not yet available.
The study was designed to evaluate safety, tolerability, pharmacokinetics, and biomarker-based target engagement of AX-0810. Four subcutaneous doses were administered, with the first two doses given 15 days apart followed by weekly dosing to achieve meaningful liver exposure and assess pharmacodynamic activity. Pharmacodynamic assessments included total bile acids in serum, bile acid profile, and tauroursodeoxycholic acid (“TUDCA”) challenge, a functional assessment of NTCP-mediated bile acid clearance.
Safety, Tolerability, and Pharmacokinetics
AX-0810 demonstrated a favorable safety and tolerability profile to date. There were no reports of pruritus and no clinically significant changes in liver enzymes. Pharmacokinetic findings included a human half-life of 8 weeks, supporting sustained target engagement throughout and beyond the dosing interval. Participants continue to be followed through the planned 12-week follow-up period across all cohorts.
Target Engagement Pharmacodynamic Evidence of NTCP Modulation
Administration of AX-0810 demonstrated concordant, durable, and dose-dependent biomarker responses across total bile acids (“TBA”), conjugated bile acid profile, and circulating TUDCA, providing consistent evidence of NTCP modulation in humans.

In the evaluated 3 mg/kg and 6 mg/kg cohorts, administration of AX-0810 resulted in up to an 8-fold increase in TBA, exceeding the 2-fold threshold previously identified by the Company as a meaningful indicator of NTCP modulation.
Administration of AX-0810 also resulted in a selective shift toward conjugated bile acid species supporting the specificity of NTCP modulation, including bile acids most strongly associated with NTCP-mediated hepatic uptake. The observed changes included increases in serum of toxic bile acids associated with cholestatic liver injury and are consistent with reduced uptake of these bile acids into hepatocytes. Additional bile acid profiling demonstrated reductions in sulfated bile acids species, which are produced in the liver and further consistent with reduced hepatic bile acid uptake. Reductions in secondary bile acid species were also observed, suggesting fewer bile acids reaching the gut and supporting the expected effects of NTCP modulation on enterohepatic bile acid circulation.
TUDCA challenge assessed NTCP-mediated bile acid transport. Increased circulating TUDCA levels following challenge provided additional evidence of specificity of NTCP target engagement.
Additional analyses demonstrated administration of AX-0810 was associated with dose-dependent increases in circulating conjugated bile acids and corresponding increases in urinary excretion of conjugated bile acids, consistent with enhanced bile acid clearance following NTCP modulation and reduced hepatic exposure to bile acids associated with cholestatic liver injury.
AX-0811 Preclinical Data
AX-0811 is a next-generation NTCP-targeting RNA editing oligonucleotide generated using our AI-enabled discovery engine. In preclinical studies, AX-0811 demonstrated enhanced editing efficiency of 60% in vivo.
In preclinical cholestatic disease models, AX-0811 alleviated bile acid driven liver toxicity, demonstrating >60% decrease of NTCP-mediated bile acid uptake with reduced bile acid concentrations in the bile duct and portal vein. Following DDC-induced cholestatic injury in humanized mice, AX-0811 reduced histological cholestasis scores by approximately 67%, supporting the potential of NTCP modulation as a disease-modifying approach for cholestatic liver disease.
Next Steps in the NTCP Franchise
We expect to report additional Phase 1 data with AX-0810 by year-end 2026, including findings from the completed 9 mg/kg cohort and ongoing 12-week follow-up.
The biomarker framework established in the AX-0810 study is expected to support the clinical development of AX-0811. The same pharmacodynamic measures used in the AX-0810 study, including total bile acids in serum, bile acid profile, and TUDCA challenge, are expected to be incorporated into the clinical evaluation of AX-0811.
We expect to submit a CTA for AX-0811 in mid-2026 and anticipate initial clinical data in healthy volunteers by year-end 2026.
We have selected biliary atresia as the initial indication for Phase 2 development and are working to initiate an IIT in pediatric participants with biliary atresia in China prior to the Phase 2 study, with initial clinical data targeted for the first half of 2027.
We are also developing a Phase 2 clinical program in biliary atresia that may support future registration, subject to alignment with regulatory authorities. The preliminary Phase 2 design includes sequential cohorts of post-Kasai biliary atresia patients. We expect to initiate a Phase 2 biliary atresia development program in mid-2027, with an interim analysis anticipated in mid-2028.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we intend to report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. We may also present financial statements pursuant to IFRS instead of pursuant to U.S. GAAP. Furthermore, our officers, directors and principal shareholders are exempt from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.
Furthermore, as a foreign private issuer, we are permitted to follow the corporate governance practices of our home country in lieu of certain provisions of the Nasdaq Stock Market LLC (“Nasdaq”). We therefore follow Dutch corporate governance practices in lieu of certain Nasdaq corporate governance requirements to seek shareholder approval for a specified issuance of securities.
Company Information
ProQR was founded in February 2012 by Daniel de Boer, Gerard Platenburg, the late Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR’s team has extensive experience in discovery, development and commercialization of RNA therapeutics. To date, we have raised €518 million in gross proceeds from our public offerings of shares and private placements of equity securities. In addition, we have received grants, loans and other funding from patient organizations, private lenders and government institutions supporting our programs, including from RSRT, Foundation Fighting Blindness and the Dutch government under the innovation credit program. Our headquarters are located in Leiden, the Netherlands.
Our legal name is ProQR Therapeutics N.V. and we were incorporated in the Netherlands on February 21, 2012. We reorganized from a private company with limited liability to a public company with limited liability on September 23, 2014. Our Company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54600790. Our corporate seat is in Leiden, the Netherlands. The address of our headquarters and registered office is Zernikedreef 9, 2333 CK Leiden, the Netherlands, and our telephone number is +31 88 166 7000. Our U.S. office is located at 245 Main Street, Cambridge, MA 02142, USA. The name and address of our agent for service in the United States is Sarah Kiely, 245 Main Street, Cambridge, MA 02142, USA.
We maintain a corporate website at www.ProQR.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

THE OFFERING
Ordinary shares offered by us
27,624,310 ordinary shares.
Concurrent private placement
Concurrently with this offering, we have entered into a share purchase agreement with Lilly, one of our existing shareholders and a strategic partner, in a separately negotiated transaction pursuant to which we agreed to offer and sell, and Lilly agreed to purchase, 5,100,780 ordinary shares, to permit Lilly to maintain its pro rata beneficial ownership, at a price per share equal to the public offering price, subject to the consummation of this offering and the satisfaction of other customary closing conditions. The sale of our ordinary shares to Lilly in the concurrent private placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. The closing of this offering is not contingent upon the closing of the concurrent private placement. The ordinary shares purchased in the concurrent private placement will not be subject to any underwriting discounts or commissions.
Ordinary shares to be outstanding immediately after this offering and the concurrent private placement
141,119,032 ordinary shares.
Use of Proceeds
We estimate that the net proceeds to us from this offering and the concurrent private placement, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $55.8 million.
We currently intend to use the net proceeds from this offering and the concurrent private placement, together with our existing cash and cash equivalents, primarily to fund research and clinical development of our current or additional pipeline candidates, as well as for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds.”
Risk Factors
Investing in our ordinary shares involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-10 of this prospectus supplement, Item 3.D. of our Annual Report on Form 20-F for the year ended December 31, 2025, and under similar headings in the other documents that are incorporated by reference herein and therein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Nasdaq Capital Market symbol
“PRQR.”
Except as noted above, the number of ordinary shares to be outstanding after this offering (i) is based on 105,362,551 ordinary shares outstanding as of March 31, 2026, (ii) includes 3,031,391 ordinary shares issued subsequent to March 31, 2026 through June 23, 2026, and (iii) excludes the following, in each case as of March 31, 2026 (unless otherwise noted):
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up to 376,952 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $11.94 per share;

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up to 2,144,772 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $3.73 per share;

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1,294,355 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR as of March 31, 2026 for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of March 31, 2026, (i) 17,455,896 options have been granted by us with a weighted-average exercise price of €2.43 per share and (ii) 2,777 restricted stock units have been granted by us with a weighted-average grant date fair value of €1.11 per share; and

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1,054,010 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of March 31, 2026.

Except as otherwise indicated, we have presented the information in this prospectus supplement assuming no exercise of outstanding options or warrants, or vesting and settlement of outstanding restricted stock units described above after March 31, 2026.
The number of ordinary shares expected to be outstanding after this offering also does not include the approximately $75.0 million of our ordinary shares that we may offer and sell in the future pursuant to the Controlled Equity OfferingSM Sales Agreement (“Sales Agreement”), dated November 4, 2021, with Cantor Fitzgerald & Co. (“Cantor”), as sales agent. We have agreed not to make any sales under the Sales Agreement for the first 30 days after the date of this prospectus supplement.
In addition, pursuant to the terms of the underwriting agreement that we entered into with the underwriters for this offering, we have agreed for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives of the underwriters, with certain limited exceptions, issue any ordinary shares or any securities convertible into or exchangeable for our ordinary shares. For more information, see the section titled “Underwriting.”

RISK FACTORS
Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the risks described below and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2025, which are incorporated by reference into this prospectus supplement in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with the other information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.
If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. See the sections titled “Where You Can Find Additional Information” and “Documents Incorporated By Reference” in this prospectus supplement for additional information.
Risks Related to Our Dependence on Third Parties
Third parties on which we rely upon for preclinical and clinical studies may become the subject or target of certain sanctions or restrictions, which may have adverse effects on our operations and business.
Certain foreign contract manufacturing organizations (“CMOs”) and biotechnology companies may become subject to legislation, trade restrictions, sanctions, tariffs, and other regulatory requirements by the U.S. government, which could restrict or even prohibit our ability to work with such entities. The BIOSECURE Act, which was signed into law in December 2025 as part of the National Defense Authorization Act for Fiscal Year 2026, prohibits U.S. federal agencies from entering into or renewing any contract, loan, or grant with any entity that uses biotechnology equipment or services produced or provided by a “biotechnology company of concern” to perform that contract. The Office of Management and Budget (“OMB”) of the U.S. Government will issue a list of “biotechnology companies of concern,” which will include certain companies that are identified on the U.S. Department of Defense’s annual List of Chinese Military Companies, also known as the 1260H List, other entities which the U.S. Government has deemed as such pursuant to a separate designation process, and certain subsidiary, parent, and successor entities of the foregoing. The BIOSECURE Act includes a grandfathering provision providing that the prohibitions shall not apply for a five-year period to biotechnology equipment or services produced or provided under a contract or agreement entered into before the applicable effective date. If any of our third party CMOs or service providers are designated as “biotechnology companies of concern” by OMB, we may be restricted in our ability to work with such companies to the extent we would contract with, or otherwise receive funding from, the U.S. government. As a result, we may need to seek alternative relationships. While we believe we will be able to identify and contract with such alternative vendors, we cannot guarantee that alternative vendors with the necessary capabilities and capacity would be available on a timeline that would not materially delay the development of our therapeutic candidates and cannot predict the terms of any such alternative arrangement nor what actions may ultimately be taken with respect to trade relations between the United States and China or other countries, what products and services may be subject to such actions or what actions may be taken by China or the other countries in retaliation. In addition, any unfavorable government policies on international trade, such as export controls, tariffs, new legislation, renegotiation of existing trade agreements, or any retaliatory trade actions due to recent or future trade tension, may impede, delay, limit, or increase the cost of manufacturing our therapeutic candidates.
Risks Related to this Offering and Ownership of our Ordinary Shares
We cannot predict what the market price of our ordinary shares will be. As a result, it may be difficult for investors to sell our ordinary shares at or above the price at which they purchased them.
An active trading market for our shares may not be sustained. The market value of our ordinary shares may decrease from time to time. As a result of these and other factors, investors may be unable to resell our shares at or above the price at which they purchased them. The lack of an active market may impair investors’ ability to sell our shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of our shares. Further, an inactive market may also impair our ability to raise capital by selling our ordinary shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration. The market price of our shares may be volatile and investors could lose all or part of their investment.
The trading price of our ordinary shares is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. For example, the price of our ordinary shares, which reached its high record of $24.99 per share at the close of the trading on March 10, 2015, decreased as low as $0.56 per share at the close of the trading on May 11, 2022. In addition to the factors discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 20-F for the year ended December 31, 2025, these factors include:
•
the results of our preclinical studies and clinical trials;

•
the presentation of data at industry conferences by us and/or our competitors;

•
the responses to any of our investigational new drug applications with the U.S. Food and Drug Administration and any of our clinical trial applications with the competent authorities of the EU Member States;

•
any current or future preclinical studies or clinical trials of our product candidates, including any delays in enrollment rates or timing of these trials;

•
the collaborations related to an IIT in China, the successful recruitment of participants for such trial, and the uncertainty of the regulatory value and acceptance of the results of such trial;

•
regulatory actions with respect to our products or our competitors’ products;

•
the recruitment or departure of key personnel;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•
expiration or termination of licenses, research contracts or other collaboration agreements;

•
the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

•
results of clinical trials of our competitors;

•
the success of competitive products or technologies;

•
actual or anticipated changes in our growth rate relative to our competitors;

•
regulatory or legal developments in the United States, the European Union and other jurisdictions;

•
developments or disputes concerning patent applications, issued patents or other proprietary rights;

•
the level of expenses related to any of our product candidates or preclinical or clinical development programs;

•
actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•
variations in our financial results or those of companies that are perceived to be similar to us;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
announcement or expectation of additional financing efforts;

•
sales of our ordinary shares by us, our insiders or our other shareholders;

•
changes in the structure of healthcare payment systems;

•
market conditions in the pharmaceutical and biotechnology sectors; and

•
general economic, industry and market conditions, including the impact of inflationary pressures and fluctuating interest rates, and domestic or international political instability.

In addition, the stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have sometimes been unrelated or disproportionate to the operating performance of these companies. Historically, securities class action litigation has often been brought against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could harm our business, operating results, or financial condition. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. The occurrence of any of the foregoing risks, or any of the other risks described herein and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2025, could have a material adverse impact on the market price of our ordinary shares.
If securities or industry analysts publish inaccurate or unfavorable research or cease to publish research about our business, our share price and trading volume could decline.
The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts who cover us downgrade our ordinary shares, or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause our share price and trading volume to decline.
Management will have broad discretion as to the use of the net proceeds from this offering and the concurrent private placement, and we may not use the proceeds effectively.
We currently expect to use any net proceeds of this offering and the concurrent private placement, together with our existing cash and cash equivalents, primarily to fund research and clinical development of our current or additional pipeline candidates, as well as for working capital, capital expenditures and other general corporate purposes. Pending the use of net proceeds, we may invest the net proceeds in short-term, investment-grade, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government. Because of the number and variability of factors that will determine our use of any net proceeds from this offering and the concurrent private placement, their ultimate use may vary substantially from their currently intended use.
Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent private placement, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our ordinary shares to decline. Pending their use, we may invest the net proceeds from this offering and the concurrent private placement in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds” for more information.
If you purchase the ordinary shares sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.
The offering price per share in this offering and the concurrent private placement may exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering and the concurrent private placement. Based on a public offering price of $1.81 per share you will experience immediate dilution of $1.11 (€0.98) per share, representing the difference between the public offering price and our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering and the concurrent private placement. The exercise of outstanding share options or vesting and settlement of outstanding restricted stock units may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
In addition, we have a significant number of additional securities outstanding, including share options, restricted stock units and warrants to purchase ordinary shares. We may also offer and sell ordinary shares in the future pursuant to the Sales Agreement with Cantor as sales agent. To the extent ordinary shares are issued in the future, investors purchasing our ordinary shares in this offering may experience further dilution.
Sales of a substantial number of our ordinary shares by our existing shareholders in the public market could cause our share price to fall.
If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline. In addition, a substantial number of ordinary shares subject to outstanding options, issuable upon vesting of outstanding restricted stock units, or reserved for future issuance under our equity incentive plans are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline. As of March 31, 2026, we had outstanding 105,362,551 ordinary shares, options to purchase 17,455,896 ordinary shares (of which 9,850,393 were exercisable as of that date) and 2,777 ordinary shares issuable upon the vesting and settlement of our outstanding restricted stock units. The sale or the availability for sale of a large number of our ordinary shares in the public market could cause the price of our ordinary shares to decline.
We, the members of our board and our senior management team have agreed that, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any of our ordinary shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any of these transactions are to be settled by delivery of our ordinary shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives of the underwriters for this offering who may release any of the securities subject to these lock-up agreements at any time without notice. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the section titled “Underwriting.” Upon expiration or earlier release of the lock-up, we, the members of our board and our senior management team may sell shares into the market. We cannot predict the effect that future sales of our ordinary shares or other equity-related securities would have on the market price of our ordinary shares.
We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. Accordingly, investors in this offering may never obtain a return on their investment.
You should not rely on an investment in our ordinary shares to provide dividend income. We do not anticipate that we will pay any dividends to holders of our ordinary shares in the foreseeable future. Instead, we currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our ordinary shares. Accordingly, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the only way to realize any return on their investment.

Risks Related to Investigator-Initiated Trials Conducted in China
We may support an IIT in China through collaborations with local investigators and contract research organizations. Although such trial may be conducted in accordance with applicable regulations and Good Clinical Practice standards, and although we may contractually retain significant oversight regarding trial design, safety monitoring, and access to trial data, we are not the regulatory sponsor of these studies. As a result, we may have less direct control over trial conduct, protocol implementation, regulatory interactions, data collection, reporting practices, and compliance activities than we would in company-sponsored trials.
Clinical research conducted in China is subject to local laws, regulations, ethics committee approvals, and governmental oversight, which may differ from those in the United States, Europe, or other jurisdictions. Regulatory requirements, interpretations, and enforcement practices may change, and we may experience delays in obtaining approvals, enrolling patients, collecting or transferring data, or completing the study. In addition, geopolitical tensions, trade restrictions, data privacy requirements, cross-border data transfer regulations, or other governmental actions could adversely affect our ability to oversee the trial, access trial data, or use resulting data to support future regulatory submissions.
If any IIT conducted in China is delayed, suspended, terminated, conducted inconsistently with applicable requirements, produces data that regulators do not accept, raises safety concerns, or results in adverse events, our development programs, regulatory strategy, business, financial condition, operating results, and prospects could be materially adversely affected.
Furthermore, even if such studies are completed successfully, regulatory authorities may determine that the resulting data are insufficient, unreliable, or otherwise not acceptable to support future clinical development, regulatory submissions, or marketing applications, which could require us to conduct additional studies and incur significant costs and delays.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering and the concurrent private placement, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $55.8 million.
We currently intend to use the net proceeds from this offering and the concurrent private placement, together with our existing cash and cash equivalents, primarily to fund research and clinical development of our current or additional pipeline candidates, as well as for working capital, capital expenditures and other general corporate purposes. From time to time, we may evaluate the possibility of acquiring businesses, products, equipment tools and technologies, and we may use a portion of the proceeds as consideration for such acquisitions. Until we use net proceeds for these purposes, we may invest them in interest-bearing securities.
The expected uses of the net proceeds from this offering and the concurrent private placement represent our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. For example, we may use a portion of the net proceeds for the acquisition of businesses or technologies to continue to build our pipeline, our research and development capabilities and our intellectual property position. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering and the concurrent private placement or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent private placement.
Pending the use of the net proceeds from this offering and the concurrent private placement, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term and long-term deposits, short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid any dividends on our ordinary shares, and we currently do not plan to declare dividends on our ordinary shares in the foreseeable future. Under Dutch law, we may only pay dividends if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares (of which we had none as of the date of this prospectus). Any amount remaining out of the profit is carried to reserve as the board determines. After reservation by the board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issue and sale of 32,725,090 ordinary shares by us in this offering and the concurrent private placement at the public offering price of $1.81 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of March 31, 2026 (Unaudited)
	Actual	As Adjusted
	(€ in thousands)
Cash and cash equivalents	81,088	130,259
Total debt:
Lease liability	10,788	10,788
Borrowings	4,945	4,945
Total debt	15,733	15,733
Shareholders’ equity:
Ordinary share capital	4,308	5,617
Share premium	483,881	531,743
Equity settled employee benefit reserve	27,859	27,859
Translation reserve	444	444
Accumulated deficit	(478,894)	(478,894)
Total shareholders’ equity	37,598	86,769
Total capitalization	53,331	102,502
The number of ordinary shares issued and outstanding, as adjusted, in the table above (i) is based on 105,362,551 ordinary shares as of March 31, 2026, (ii) includes 3,031,391 ordinary shares issued subsequent to March 31, 2026 through June 23, 2026, and (iii) excludes the following, in each case as of March 31, 2026 (unless otherwise noted):
•
up to 376,952 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $11.94 per share;

•
up to 2,144,772 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $3.73 per share;

•
1,294,355 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR as of March 31, 2026 for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of March 31, 2026, (i) 17,455,896 options have been granted by us with a weighted-average exercise price of €2.43 per share and (ii) 2,777 restricted stock units have been granted by us with a weighted-average grant date fair value of €1.11 per share; and

•
1,054,010 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of March 31, 2026.

In addition, pursuant to the terms of the underwriting agreement that we entered into with the underwriters for this offering, we have agreed for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives of the underwriters, with certain limited exceptions, issue any ordinary shares or any securities convertible into or exchangeable for our ordinary shares.

DILUTION
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering and the concurrent private placement. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of our outstanding ordinary shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after giving effect to this offering and the concurrent private placement. Our historical net tangible book value as of March 31, 2026 was $43.2 million (€37.6 million), or $0.41 (€0.36) per share.
After giving effect to the sale by us of 32,725,090 ordinary shares in this offering and the concurrent private placement at the public offering price of $1.81 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of March 31, 2026 would have been approximately $98.4 million, or $0.70 per ordinary share. This represents an immediate increase in the net tangible book value of $0.30 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.11 per share to new investors. The following table illustrates this per share dilution:
	USD	EUR
Public offering price per share	$1.81	€1.60
Net tangible book value per share as of March 31, 2026	$0.39	€0.35
Increase per share attributable to new investors in this offering and the concurrent private placement	$0.30	€0.27
As adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering and the concurrent private placement	$0.70	€0.61
Dilution per share to new investors purchasing shares in this offering	$1.11	€0.98
Except as noted above and other than historical net tangible book value, the foregoing tables and calculations (i) are based on 105,362,551 ordinary shares as of March 31, 2026, (ii) include 3,031,391 ordinary shares issued subsequent to March 31, 2026 through June 23, 2026, and (iii) exclude the following, in each case as of March 31, 2026 (unless otherwise noted):
•
up to 376,952 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $11.94 per share;

•
up to 2,144,772 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2026 to purchase ordinary shares at an exercise price of $3.73 per share;

•
1,294,355 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR as of March 31, 2026 for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of March 31, 2026, (i) 17,455,896 options have been granted by us with a weighted-average exercise price of €2.43 per share and (ii) 2,777 restricted stock units have been granted by us with a weighted-average grant date fair value of €1.11 per share; and

•
1,054,010 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of March 31, 2026.

To the extent that any of these options or warrants are exercised, any restricted stock units vest and are settled, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of ordinary shares in the future (including shares issued in connection with strategic and other transactions), investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

TAXATION
Taxation in the Netherlands
General
The following is a general summary of certain material Dutch tax consequences of the acquisition, holding and disposal of the ordinary shares. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to all categories of investors, some of which may be subject to special treatment under applicable law (such as trusts or other similar arrangements), and in view of its general nature, it should be treated with corresponding caution. Holders should consult with their tax advisors with regard to the tax consequences of investing in the ordinary shares in their particular circumstances. The discussion below is included for general information purposes only.
Please note that this summary does not describe the tax considerations for:
1.
holders of ordinary shares if such holders, and in the case of individuals, his/her partner (statutorily defined term) or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in us under the Dutch Income Tax Act 2001 (‘Wet inkomstenbelasting 2001’). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner, directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

2.
holders of ordinary shares in us that qualify or qualified as a participation (statutorily defined term) for purposes of the Dutch Corporate Income Tax Act 1969 (‘Wet op de vennootschapsbelasting 1969’). Generally, a taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if such holder does not have a 5% shareholding but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

3.
holders of ordinary shares who are individuals for whom the ordinary shares or any benefit derived from the ordinary shares are compensation or deemed to be compensation for employment activities, including deemed employment activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001) for a company resident in the Netherlands;

4.
pension funds, investment institutions (‘fiscale beleggingsinstellingen’), exempt investment institutions (‘vrijgestelde beleggingsinstellingen’) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards;

5.
holders of ordinary shares that are entities that are resident of Aruba, Curaçao or St. Maarten and have a business enterprise which is carried on through a permanent establishment (‘vaste inrichting’) or permanent representative (‘vaste vertegenwoordiger’) located on Bonaire, Sint Eustatius or Saba to which the ordinary shares are attributable; and

6.
holders of ordinary shares who are not considered the beneficial owner of the ordinary shares and/or the income and/or capital gains derived therefrom.

Except as otherwise indicated, this summary only addresses national tax legislation and published regulations in the Netherlands, whereby the Netherlands means the part of the Kingdom of the Netherlands located in Europe, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect.
Dividend Withholding Tax
General
Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%.
The expression “dividends distributed” includes, among other things:
•
direct or indirect distributions of profit, regardless of their name or form, and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•
liquidation proceeds, proceeds of redemption of ordinary shares, or proceeds of the repurchase of ordinary shares by us or one of our subsidiaries to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax;

•
an amount equal to the par value of ordinary shares issued or an increase of the par value of ordinary shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•
partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (‘zuivere winst’), unless the holders of ordinary shares have resolved in advance at a general meeting to make such repayment and the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes, but is not limited to, anticipated profits that have yet to be realized.

If a holder of ordinary shares is resident in a country other than the Netherlands and if a double taxation convention is in effect between the Netherlands and such other country, such holder of ordinary shares may, depending on the terms of that double taxation convention, be eligible for a full or partial exemption from, or refund of, Dutch dividend withholding tax.
Individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch tax purposes (‘Dutch Resident Individuals’ and ‘Dutch Resident Entities’ as the case may be), can generally credit the Dutch dividend withholding tax against their income tax or corporate income tax liability. A Dutch Resident Entity which is subject to Dutch corporate income tax would however only be allowed to credit the aggregate amount of Dutch dividend withholding tax (together with any gaming tax (kansspelbelasting) in respect of items of profits taxable for Dutch corporate income tax purposes) levied in a relevant year against the amount of Dutch corporate income tax payable in that same year. Any excess is not refunded but may be carried forward to future years, subject to certain conditions being met. The same generally applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder.
In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:
•
3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

•
3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction (Qualifying foreign subsidiaries are entities established in Aruba, Curacao, St. Maarten, the BES islands or in a state which has concluded a double taxation convention with the Netherlands).

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed.
Pursuant to legislation to counteract “dividend stripping”, a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner as described in the Dutch Dividend Withholding Tax Act 1965 (‘Wet op de dividendbelasting 1965’). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place.
The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.
Conditional withholding tax on dividends
A Dutch conditional withholding tax applies to (deemed) dividend distributions made by us, to an affiliated (gelieerde) entity if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the dividend is attributable, or (iii) is entitled to the dividend payable for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is not considered to be the recipient of the dividend in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the dividend (hybrid mismatch), or (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher- tier beneficial owner would have been taxable based on one (or more) of the items in—above had the dividend been due to him directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).
Dutch conditional withholding tax is levied at a rate equal to the highest Dutch corporate income tax rate (25.8% in 2026). The tax base for the Dutch conditional withholding tax on dividends is in line with the description of the term ‘dividends’ set forth above under “Taxation—Taxation in the Netherlands—Dividend Withholding Tax”. If a (deemed) dividend is subject to both Dutch dividend withholding tax and Dutch conditional withholding tax, the amount of Dutch dividend withholding tax levied in respect of the dividend can be credited against the conditional withholding tax due in respect thereof.
Taxes on Income and Capital Gains
Dutch Resident Individuals
If a holder of ordinary shares is a Dutch Resident Individual, any benefit derived or deemed to be derived from the ordinary shares is taxable at the progressive income tax rates (with a maximum of 49.50%, rates for 2026), if:
(a)
the ordinary shares are attributable to an enterprise from which the Dutch Resident Individual derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth (‘medegerechtigd tot het vermogen’) of such enterprise, without being an entrepreneur or a shareholder, as defined in the Dutch Income Tax Act 2001; or
(b)
the holder of the ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (‘normaal, actief vermogensbeheer’) or derives benefits from the ordinary shares that are taxable as benefits from other activities (‘resultaat uit overige werkzaamheden’).

If neither condition (a) nor condition (b) above applies, an individual that holds the ordinary shares, must in principle determine taxable income with regard to the ordinary shares on the basis of a deemed return on savings and investments (sparen en beleggen). This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 59,357 in 2026). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis, with separate deemed return percentages for savings (banktegoeden), other investments (overige bezittingen) and debts (schulden). As of 1 January 2026, the percentage for other investments, which include the ordinary shares, is set at 6.00%.
However, on 19 July 2025, the Dutch Counterevidence Act (Wet tegenbewijsregeling box 3) entered into force with retroactive effect. The Dutch Counterevidence Act codifies case law of the Dutch Supreme Court (Hoge Raad), in which the Dutch Supreme Court ruled that the system of taxation based on a ‘deemed return’ with respect to an individual’s savings and investments contravenes Section 1 of the First Protocol to the European Convention on Human Rights, in combination with Section 14 of the European Convention on Human Rights, if the deemed return applicable to the savings and investments exceeds the actual return in the relevant calendar year. The Dutch Counterevidence Act provides that, if an individual demonstrates that the actual return is lower than the deemed return, only the actual return should be taxed under the regime for savings and investments. The Dutch Counterevidence Act also prescribes the method by which the actual return should be determined. This transitional regime will apply until a new system based on actual returns is implemented. Under the latest proposals, that system would include not only to tax regular returns (such as dividends) but also annual increases in value, and is currently envisaged to enter into force on 1 January 2028.
The deemed or actual return on savings and investments is taxed at a rate of 36% (rate for 2026).
Dutch Resident Entities
Any benefit derived or deemed to be derived from the ordinary shares held by Dutch Resident Entities, including any capital gains realized on the disposal thereof, will generally be subject to Dutch corporate income tax at a rate of 25.8% (a corporate income tax rate of 19% applies with respect to taxable profits up to €200,000) (rate for 2026).
Non-Residents of the Netherlands
A holder of ordinary shares will not be subject to Netherlands taxes on income or on capital gains in respect of any payment under the ordinary shares or any gain realized on the disposal or deemed disposal of the ordinary shares, provided that:
(a)
such holder is neither a resident nor deemed to be resident in the Netherlands for Dutch tax purposes and, if such holder is an individual, such holder does not qualify for the application of the rules of the Dutch Income Tax Act 2001 as they apply to residents of the Netherlands;

(b)
such holder does not have an interest in an enterprise or a deemed enterprise (statutorily defined term) which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable or deemed attributable or has a deemed enterprise for activities performed as a company resident of the Netherlands; and
(c)
in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management (‘normaal, actief vermogensbeheer’) and does not derive benefits from the ordinary shares that are taxable as benefits from other activities in the Netherlands.

Gift and Inheritance Taxes
Residents of the Netherlands
Gift and inheritance taxes will arise in the Netherlands with respect to a transfer of the ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is resident or deemed to be resident in the Netherlands at the time of the gift or his/her death.
Non-residents of the Netherlands
No Dutch gift or inheritance taxes will arise on the transfer of the ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident in the Netherlands, unless:
(a)
in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands;

(b)
the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands; or

(c)
the gift is made under a condition precedent and such holder is or is deemed to be resident in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax covenants may override deemed residency.
Value Added Tax and Other Taxes and Duties
No Dutch VAT and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of ordinary shares on any payment in consideration for the acquisition, holding or disposal of the ordinary shares (other than VAT on fees payable in respect of additional services not exempt from Dutch VAT).
Residence
A shareholder will not become resident or deemed resident in the Netherlands for tax purposes by reason only of acquiring, holding or disposing the ordinary shares.
Certain Material U.S. Federal Income Tax Considerations
The following is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of our ordinary shares by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that will hold our ordinary shares as capital assets. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:
•
banks, financial institutions or insurance companies;

•
brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•
tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•
real estate investment trusts, regulated investment companies, or grantor trusts;

•
persons that hold the ordinary shares as part of a “hedging,” “integrated”, or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•
partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S corporations), or persons that will hold our shares through such an entity;

•
certain former citizens or long-term residents of the United States;

•
persons that received our shares as compensation for the performance of services;

•
persons that acquire ordinary shares as a result of holding or owning our preferred shares;

•
holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our shares; and

•
holders that have a “functional currency” other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations (other than the Dutch tax considerations discussed above) of the ownership and disposition of our ordinary shares.
This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed, and temporary U.S. Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, in each case as in effect on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary position concerning the tax consequences of the ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local, and non-U.S. tax consequences of owning and disposing of our ordinary shares in their particular circumstances.
For purposes of this summary, a “U.S. holder” is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:
•
a citizen or resident of the United States;

•
a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or if the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares in its particular circumstances.
As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC.
Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Distributions
Subject to the discussion under “Passive Foreign Investment Company Considerations,” below, the gross amount of any distribution (including any amounts withheld in respect of Dutch withholding tax) actually or constructively received by a U.S. holder with respect to an ordinary share will be taxable to the U.S. holder as a dividend to the extent the distribution is made out of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in each such ordinary share. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain, depending upon whether the U.S. holder has held our ordinary shares for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that all distributions will be reported as dividends, even if a distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below). The Company, which is incorporated under the laws of the Kingdom of the Netherlands, believes that it qualifies as a resident of the Netherlands for purposes of, and is eligible for the benefits of, the Convention between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, signed on December 18, 1992, as amended and currently in force, or the U.S.-Netherlands Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Netherlands Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “Passive Foreign Investment Company Considerations,” below, if the U.S.-Netherlands Tax Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that certain conditions are met, including the holding period requirement as well as the absence of certain risk reduction transactions.
A U.S. holder generally may claim the amount of Dutch income withholding tax withheld as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on a case-by-case basis. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, exchange or other taxable disposition of our ordinary shares
A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other taxable disposition of an ordinary share in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis in that ordinary share. Subject to the discussion under “Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss and will generally be treated as from sources within the United States. The adjusted tax basis in an ordinary share generally will equal the cost of such ordinary share. Capital gain from the sale, exchange, or other taxable disposition of ordinary shares by a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange, or other taxable disposition for such ordinary share exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code.
Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.
For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of our ordinary shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer that does not make such an election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.
Net Investment Income Tax
Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Net Investment Income Tax to its income and gains in respect of its investment in our ordinary shares.
Passive foreign investment company considerations
If we are classified as a passive foreign investment company (“PFIC”) in any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all its earnings on a current basis. We will inform our shareholders in our Annual Report on Form 20-F if we determine that we are a PFIC.
A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (i) at least 75% of its gross income is “passive income,” referred to herein as the Income Test or (ii) at least 50% of the average quarterly value of its total gross assets (for which purpose, assuming we are treated as a publicly traded company pursuant to Section 1297(e)(3) of the Code, the total value of our assets may be determined in part by the market value of our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income,” referred to herein as the Asset Test.
Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. For purposes of the PFIC tests, gross income and gross assets of a corporation include its proportionate share of the gross income and gross assets of any other corporation of which it owns directly or indirectly at least 25% by value of the stock.
If we are classified as a PFIC in any year with respect to which a U.S. holder owns our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns our ordinary shares, regardless of whether we continue to meet the tests described above, unless the U.S. holder makes a purging election, which allows a shareholder to purge the continuing PFIC taint by either making a deemed sale election or, under certain conditions, a deemed dividend election. In addition, if we are classified as a PFIC, then a U.S. holder of our shares will be deemed to own, proportionately, shares we own of lower-tier corporations. If any such lower-tier corporation is a PFIC, then a U.S. holder will be treated as an (indirect) shareholder of that lower-tier PFIC.
Based on the average value of our gross assets and the composition of our income, we believe that we were a PFIC during the 2025 taxable year. Our status for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance on whether we will be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate.
If we are a PFIC, and you are a U.S. holder, then unless you make one of the elections described below, a special tax regime will apply to any “excess distribution” by us to you (generally, your portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ordinary shares). In determining the average annual distribution, the portion of any excess distribution from a prior year that was allocated to the prior- year PFIC period is disregarded. That special regime will also apply to any gain realized on the sale or other disposition of the ordinary shares. Under this special regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year applicable to you (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.”
Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of the ordinary shares. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount of income previously included as a result of the mark-to-market election and not offset by prior mark-to market losses. If a U.S. holder makes the election, the U.S. holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income, and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principle purposes the meeting of the trading requirement as disregarded). The Nasdaq Capital Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded on that market, the mark-to-market election will be available to a U.S. holder. U.S. holders should consult their tax advisors to determine whether the mark-to-market election would be available and, if so, what the consequences of making that election would be in their particular circumstances.
Alternatively, you may avoid the general tax treatment for PFICs described above by electing to treat us as a “qualified electing fund” under Section 1295 of the Code, or QEF, for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election generally can only be made if you elect to make an applicable deemed sale or deemed dividend election on the first day of your taxable year in which the

PFIC becomes a QEF pursuant to the QEF election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are a PFIC, a PFIC Annual Information Statement containing information necessary for you to make a QEF election with respect to us. We may elect to provide such information on our website.
If you make a QEF election with respect to a PFIC, you will be taxed currently on your pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no distributions are received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of your ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ordinary shares, each as determined in U.S. dollars. Once made, a QEF election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF election can be revoked only with the consent of the IRS. You will not be currently taxed on the ordinary income and net capital gain of a PFIC with respect to which a QEF election was made for any taxable year of the non-U.S. corporation that such corporation does not satisfy the PFIC Income Test or Asset Test. You are urged to consult your own tax advisors regarding the availability of, and procedure for making, any deemed gain, deemed dividend or QEF election.
If we are a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders who are indirect shareholders of lower-tier PFICs, as discussed above.
If a U.S. holder owns ordinary shares during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us (and with respect to any lower-tier PFICs in which we hold an interest) with the U.S. holder’s federal income tax return for that year. If we were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. U.S. investors are urged to consult their own tax advisers with respect to the ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares, and the IRS information reporting obligations with respect to the ownership and disposition of our ordinary share.
Backup Withholding and Information Reporting
U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange, or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Asset Reporting
Certain U.S. holders who are individuals are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (“Statement of Specified Foreign Financial Assets”) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

THE DISCUSSION SET OUT ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE RELEVANT TO A HOLDER. EACH HOLDER IS URGED TO CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE SHARES INCLUDING TAX CONSEQUENCES UNDER STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE TAX EFFECTS OF CHANGES IN THE UNITED STATES FEDERAL AND OTHER TAX LAWS.

UNDERWRITING
BofA Securities, Inc., Evercore Group L.L.C. and Cantor Fitzgerald & Co. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.	8,839,779
Evercore Group L.L.C.	8,287,293
Cantor Fitzgerald & Co.	7,734,807
Oppenheimer & Co. Inc.	2,762,431
Total	27,624,310
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The address of BofA Securities, Inc. is One Bryant Park, New York, New York 10036, the address of Evercore Group L.L.C. is 55 East 52nd Street, New York, New York 10055 and the address of Cantor Fitzgerald & Co. is 110 East 59th Street, 6th Floor, New York, New York 10022.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.06516 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us.
	Per Share	Total
Public offering price	$1.8100	$50,000,001
Underwriting discounts and commissions	$0.1086	$3,000,000
Proceeds to us before expenses	$1.7014	$47,000,001
The expenses of the offering, not including the underwriting discounts and commissions, are estimated to be approximately $0.5 million and are payable by us. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $20,000.
No Sales of Similar Securities
We have agreed, for a period of 60 days from the date of this prospectus (the “Lock-Up Period”), to not, without the prior written consent of BofA Securities, Inc., Evercore Group L.L.C. and Cantor

Fitzgerald & Co., directly or indirectly, (i) offer, pledge, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, including our depository receipts or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ordinary shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.
The foregoing restriction shall not apply to (a) the securities to be sold in this offering, (b) the grant of options or other equity-based awards pursuant to the terms of a plan disclosed in the registration statement, or the issuance of any ordinary shares upon the exercise of such options or other equity-based awards, provided that the recipient of such options or other equity-based awards (to the extent that such options or other equity-based awards shall vest within the Lock-Up Period) or such ordinary shares shall execute and deliver a lock up agreement prior to receiving such options, equity-based awards or ordinary shares unless such recipient has previously executed such agreement, (c) the filing by us of a registration statement on Form S-8 or a successor form thereto solely with respect to our benefit plans disclosed in this prospectus, a “universal shelf” registration on Form F-3 or a successor form thereto in replacement of the registration statement pursuant to which the securities in this offering are being sold, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the repurchase of ordinary shares, provided that such plan does not provide for the repurchase of ordinary shares during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of us or any other person, (e) the issuance of preferred shares pursuant to the exercise of the protective call option that was granted to Stichting Continuity ProQR Therapeutics on September 23, 2014 in accordance with its terms, (f) offer, issue and sell ordinary shares, or any securities convertible into or exercisable or exchangeable for ordinary shares, on an arm’s-length basis in connection with any joint venture, collaboration, partnership or other strategic alliance, provided that (x) the aggregate number of ordinary shares issued or issuable in accordance with this clause (f) of this paragraph does not exceed 15% of the number of ordinary shares outstanding immediately after the issuance and sale of the securities in this offering and (y) each recipient of any such ordinary shares or other securities agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the lock-up agreement signed in connection with this offering for the remainder of the Lock-Up Period, (g) the issuance by us of ordinary shares in connection with sales under an “at-the-market” equity offering program pursuant to a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) between us and Cantor Fitzgerald & Co., dated as of November 4, 2021, provided no sales shall be made thereunder until the 30th day following the date of this prospectus, or (h) the issuance and sale by us in a private placement concurrently with this offering contemplated hereby to Lilly.
Our officers and directors have agreed that, during the Lock-Up Period, they will not, without the prior written consent of BofA Securities, Inc., Evercore Group L.L.C. and Cantor Fitzgerald & Co., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any ordinary shares or any securities convertible into or exchangeable or exercisable for ordinary shares, including our depository receipts, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph do not apply with respect to:
•
transfers (i) as a bona fide gift or gifts, or for bona fide estate planning purposes; (ii) to any trust or limited family partnership for the direct or indirect benefit of such person or the immediate family of such person or to any entity directly or indirectly wholly owned by such person or the immediate family of such person (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (iii) as a distribution to partners, members, other shareholders or other equity holders of such person (or their equivalents under the jurisdiction of the organization of such person) or, if such person is a trust, to the beneficiaries of such person; (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such person upon the death of such person; (v) by operation of law, including domestic relations orders; (vi) to such person’s affiliates or to any investment fund or other entity controlled or managed by, or under common control or management by, or any investment fund or other entity that controls or manages, such person; (vii) in connection with the exercise, including by “net” exercise, of any options or warrants to acquire ordinary shares or the conversion of any convertible security into ordinary shares, in each case that are referred to or described in this prospectus, so long as the ordinary shares received upon such exercise or conversion shall remain subject to the terms of this lock-up agreement; or (viii) in connection with a merger or sale of us pursuant to which our shareholders immediately prior to such transaction own less than 50% of the voting power of the resulting or acquiring corporation or entity after such transaction (it being further understood that such lock-up agreement shall not restrict such person from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender ordinary shares or other securities of us in, any such transaction or taking any other action in connection with any such transaction),
•
sales of our ordinary shares purchased by such person on the open market following this offering, provided that (i) such sales are not required to be reported with the SEC, other than as required by Regulation 13D-G of the Exchange Act and do not trigger any filing or reporting obligation or require any public announcement during the Lock-Up Period under any other applicable laws and (ii) such person does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period,

•
establishment of a contract, instruction or plan (a “10b5-1 Plan”) that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, at any time during the Lock-Up Period, provided that (i) such 10b5-1 Plan does not provide for the transfer of ordinary shares during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of such person or us regarding the establishment of such 10b5-1 Plan, and any public disclosure by such person or us regarding the establishment of such 10b5-1 Plan required under the Exchange Act shall include a statement that such person is not permitted to transfer, sell, or otherwise dispose of securities under such trading plan during the Lock-Up Period in contravention of such lock-up agreement, or

•
sales of our ordinary shares pursuant to a 10b5-1 Plan that was in effect on the date of such lock-up agreement, provided that any filing required or voluntarily made under the Exchange Act shall note that such transaction was conducted pursuant to a pre-established 10b5-1 plan.

BofA Securities, Inc., Evercore Group L.L.C. and Cantor Fitzgerald & Co. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
Nasdaq Capital Market Listing
The shares are listed on the Nasdaq Capital Market under the symbol “PRQR.”
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our shares. However, the representatives may engage in transactions that stabilize the price of the shares, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of shares made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
For example, we entered into the Controlled Equity OfferingSM Sales Agreement dated November 4, 2021 with Cantor Fitzgerald & Co. as sales agent, pursuant to which, from time to time, we may offer and sell through Cantor Fitzgerald & Co. ordinary shares pursuant to one or more “at the market” offerings.
Concurrent Private Placement
Concurrently with this offering, we entered into a share purchase agreement with Lilly, one of our existing shareholders and a strategic partner, in a separately negotiated transaction pursuant to which we agreed to offer and sell, and Lilly agreed to purchase, 5,100,780 ordinary shares, to permit Lilly to maintain its pro rata beneficial ownership, at a price per share equal to the public offering price, subject to the consummation of this offering and the satisfaction of other customary closing conditions. The sale of our ordinary shares to Lilly in the concurrent private placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. The closing of this offering is not contingent upon the closing of the concurrent private placement. The ordinary shares purchased in the concurrent private placement will not be subject to any underwriting discounts or commissions.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each of the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
We, the underwriters and our and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means (EU) 2017/1129, as amended.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and our and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures

Ordinance (Cap. 571) (the “Ordinance”) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPENSES RELATED TO THE OFFERING
We estimate the fees and expenses to be incurred by us in connection with the sale of the ordinary shares in this offering, other than underwriting discounts and commissions applicable to this offering payable by us, as set forth in the following table. All amounts, other than the SEC registration fee, are estimates. Solely for purposes of calculating net proceeds from this offering, we have allocated all such expenses toward this offering:
SEC registration fee	$16,470*
Transfer agent and registrar fees and expenses	5,500
Legal fees and expenses	300,000
Accounting fees and expenses	95,000
Printing expenses	30,000
Miscellaneous expenses	25,000
Total	$471,970

*
Previously paid in connection with the filing of the shelf registration statement of which this prospectus forms a part.

LEGAL MATTERS
Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by A&O Shearman LLP, Amsterdam, the Netherlands. The underwriters are being represented in connection with this offering by Cooley LLP, San Francisco, California, with respect to U.S. federal law and New York law, and Stibbe N.V., Amsterdam, the Netherlands, with respect to Dutch law.
EXPERTS
The consolidated financial statements of ProQR Therapeutics N.V. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed Andrew Morris as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court may be expected to render a judgment in accordance with the judgment rendered by the U.S. court, without a review on the merits of the underlying claim, if it finds that:
•
the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

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the final judgment has not been rendered in violation of the elementary principles of fair trial in the Netherlands;

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the final judgment does not contravene public policy of the Netherlands; and

•
the final judgment is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands.

In the event directors or other third parties are liable towards a Dutch company, only the company itself can bring a civil action against those parties. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. We also make these documents available on our website at www.ProQR.com. The information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. We have included our website in this prospectus supplement solely as an inactive textual reference.
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC website referred to above. Any statement made or incorporated by reference in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.
In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have filed a registration statement on Form F-3 with the SEC in connection with this offering. The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus supplement. In all such cases, you should rely on the later information over different information included in this prospectus supplement or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of any date other than the date of that document. This prospectus supplement will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
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our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

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our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 8, 2026, February 9, 2026, March 25, 2026, April 8, 2026, April 8, 2026, April 30, 2026, May 4, 2026, May 12, 2026, June 2, 2026 and June 25, 2026; and

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the description of our ordinary shares contained in Exhibit 4.16 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 13, 2025 (File No. 001-36622), including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. In all such cases, you should rely on the later information over different information included in this prospectus supplement, the accompanying prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus supplement or the accompanying prospectus is current as of any date other than the date of that document.
You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:
Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention: Company Secretary
Tel.: +31 88 166 7000
IR@proqr.com

PROSPECTUS
$300,000,000
ORDINARY SHARES
WARRANTS
UNITS

We may offer and sell our ordinary shares, warrants and/or units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $300,000,000.
The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 41 of this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.
Our ordinary shares are listed on The Nasdaq Stock Market LLC under the symbol “PRQR.” On September 26, 2024, the last reported sale price of our ordinary shares on The Nasdaq Stock Market LLC was $1.78 per share.
ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our principal executive offices are located at Zernikedreef 9, 2333 CK Leiden, The Netherlands. Our telephone number at such address is +31 88 166 7000.
Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 11 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 10, 2024.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding: our clinical development plans or our future financial performance; our development programs, including the cost, timing, plans, results of preclinical studies and clinical trials and other development activities by us and our collaborative partners and therapeutic potential with respect to our product candidates; our business operations and our ability to secure, maintain and realize the intended benefits of collaborations with partners, including the timing of commencing clinical trials and enrollment of patients therein; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved; other programs and business operations (including AxiomerTM and Trident®); our collaboration with Eli Lilly and Company and the intended benefits thereof, including the upfront payment, equity investment, and milestone and royalty payments from commercial product sales, if any, from the products covered by the collaboration, as well as the potential of our technologies and product candidates; our estimates regarding the market opportunities for our current and future programs and any future product candidates; the impact of global economic and political developments on our business, including rising inflation and capital market disruptions, economic sanctions and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our ordinary shares and our ability to access capital markets; our anticipated use of net proceeds from offerings of our securities under this prospectus; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus and our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission, or the “SEC.” If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.
You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.
You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities as described in this prospectus having an aggregate public offering price of $300,000,000 in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
Each time we offer securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with any additional information described under the headings “Where You Can Find Additional Information” and “Documents Incorporated By Reference” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise indicates, references in this prospectus to “ProQR Therapeutics N.V.,” “ProQR Therapeutics,” “ProQR,” the “Registrant,” the “Company,” “we,” “our,” “ours,” “us,” and similar designations refer to ProQR Therapeutics N.V., a company organized under the laws of the Netherlands, and where appropriate, our consolidated subsidiaries.
Trademarks
We use various trademarks and trade names, including without limitation “ProQR,” “Axiomer,” “Trident,” and our corporate logo, that we use in connection with the operation of our business. This prospectus and the accompanying prospectus supplement, and the information incorporated herein or therein by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus and the accompanying prospectus supplement or any free writing prospectus may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner of these trademarks, service marks and trade names will not assert, to the fullest extent under applicable law, its rights. We do not intend to use or display other companies’ trademarks, trade names and service marks to imply a relationship with, or endorsement or sponsorship of us, any other companies.
Market, Industry and Other Data
Market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In some cases, we do not expressly refer to the sources from which this data is derived. We are responsible for all of the disclosure contained in this prospectus, and we believe that these sources are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein. Some data are also based on our good faith estimates. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.
Presentation of Financial Information
Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). In presenting and discussing our financial position, operating results and cash flows, management uses certain non-GAAP financial measures. These non-GAAP financial measures should not be viewed in isolation as alternatives to the equivalent IFRS measure and should be used in conjunction with the most directly comparable IFRS measure(s). All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States, and all references to “€” or “euro” are to the currency of the European Economic and Monetary Union. Our business to date has been conducted primarily in the European Union, and we maintain our books and records in euro. We present our financial statements in euro, which is the Company’s functional currency. Unless otherwise specified in this prospectus, translations from euros to U.S. dollars were made at a rate of $1.1155 to €1.00, the official exchange rate quoted by the European Central Bank at the close of business on September 26, 2024.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

PROSPECTUS SUMMARY
The following summary provides a brief overview of the key aspects of ProQR Therapeutics N.V. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. Before you decide to invest in our securities, you should carefully consider the risks and discussion of risks set forth under the heading “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 13, 2024, and the subsequent Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K that we file with the SEC. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should read the entire prospectus carefully, including the matters discussed under the heading “Risk Factors” in this prospectus and the documents referred to in “Where You Can Find Additional Information” for information about us, as well as our financial statements.
Overview
We are a biotechnology company dedicated to the creation of transformative RNA therapies to improve the lives of patients and families affected by diseases with high unmet medical need. To achieve this, we are advancing our proprietary Axiomer RNA-editing platform technology. Our product candidates are designed to engage Adenosine Deaminase Acting on RNA (“ADAR”) to conduct targeted RNA editing which we believe have the potential to become a new class of innovative medicines with applicability to a broad range of therapeutic areas. Using our deep RNA expertise and our strong intellectual property position, we are advancing a platform to develop these RNA editing therapeutics, which we call “Editing Oligonucleotides” (“EONs”) for a variety of human diseases.
Axiomer uses EONs to mediate single nucleotide changes to RNA in a highly specific and targeted way using molecular machinery that is present in human cells called ADAR. Axiomer EONs are designed to recruit and direct endogenously expressed ADARs to change an Adenosine (A) to an Inosine (I) in the RNA — an Inosine is translated as a Guanosine (G). This approach can be used to correct an RNA with a disease-causing mutation back to a normal (wild type) RNA, modulate protein expression, or alter a protein so that it will have a new function that helps prevent or treat disease.
Since discovering the Axiomer RNA editing technology in 2014, we have established a leading intellectual property estate in the ADAR editing space, defined the design ground rules, and optimized chemistries for therapeutic use, and are advancing our first pipeline programs using this technology.
Our research and development strategy focuses on the use of our Axiomer platform to develop novel RNA editing therapeutics to address diseases with high unmet medical need. We are initially focused on diseases originating in the liver and in the central nervous system (“CNS”) where research into human genetics has shown us that changing the RNA or correcting pathogenic mutations via A-to-I editing may lead to a benefit for patients. We prioritize areas with well-established biomarkers for the assessment of early clinical activity and to establish proof of target engagement, established clinically relevant endpoints, and the ability to leverage existing proven delivery technology. We are advancing AX-0810 for Cholestatic Diseases targeting Na-taurocholate cotransporting polypeptide, or NTCP, and AX-1412 for Cardiovascular Disease (“CVDs”) targeting Beta-1,4-galactosyltransferase 1, or B4GALT1, as our initial pipeline programs. In 2024, we announced a new research partnership with the Rett Syndrome Research Trust (“RSRT”) focused on utilizing Axiomer to develop EONs targeting an underlying genetic variant that causes Rett syndrome, a rare neurodevelopment disorder, which is included on our pipeline as AX-2402.
In addition to advancing our wholly-owned pipeline programs, we entered into a global licensing and research collaboration with Eli Lilly and Company in September 2021 where our Axiomer RNA editing platform is being used to progress new drug targets for disorders toward clinical development and commercialization. Initially focused on five targets, the partnership was expanded to ten targets in December 2022, with an option for further expansion to fifteen targets.

We believe the platform has significant potential to yield many additional therapeutic candidates. Thus, we continuously evaluate further opportunities for beneficial collaborations or strategic partnerships to efficiently advance product candidates with the goal of bringing medicines to patients.
We have other earlier stage RNA editing platform technologies, including our Trident platform. Our Trident RNA pseudouridylation platform is designed to enable the suppression of nonsense mutations and premature stop codons (“PTC”) that cause 11% of all human genetic diseases. Since all premature stop codons contain uridine, pseudouridylation of that uridine converts those nonsense codons into sense codons. The Trident technology harnesses the endogenously expressed pseudouridylation machinery with guide RNAs to, amongst other potential functions, inhibit nonsense messenger RNA (“mRNA”)-mediated decay (“NMD”) in a sequence-specific manner and promote PTC readthrough. The Trident technology has the potential to be applied in genetic diseases caused by PTCs.
Both the Axiomer and Trident platforms are novel, proprietary RNA editing technologies invented at ProQR or with our academic collaborators. We have built a broad intellectual property estate around these technologies and together with the leading academic experts in the RNA field, we continue to advance these technologies. RNA editing for therapeutic applications.
RNA antisense oligonucleotides (“AONs”) have been used as therapeutics for the last few decades. ProQR scientists have invented entirely new ways of using the proven modality of oligonucleotides to recruit a novel mechanism of action.
RNAs are produced in a process called transcription, where genetic information in DNA is copied into RNA. The information in RNA then serves as a blueprint to produce a protein via a process called translation. Before translation occurs, RNA can be processed in several ways. One way is RNA editing, which involves changing specific nucleotides, or letters, in the RNA code. RNA editing is a naturally occurring process that helps ensure that produced proteins function normally. It can also create slightly differently functioning proteins.
One common type of RNA editing is A-to-I editing, where Adenosines (abbreviated as “A”), are changed into Inosines (abbreviated as I), as shown in Figure 1. Nucleotides pair together to create double stranded structures within the RNA. Double stranded RNA structures are found and bound to by ADAR, which is naturally present in the cells. ADAR then can edit As into Is, which is read by a ribosome as a G, or guanosine. This process is called “A to I” editing, which functionally enables changing an A into a G. In 2014, scientists at ProQR invented Axiomer, which was conceived based on the idea of recruiting endogenous ADAR in humans to make single A to I changes in RNA in a highly specific and targeted manner, using EONs as shown in Figure 1b.
Figure 1a (left): RNA editing is a naturally occurring process whereby ADARs perform A to I editing.

Figure 1b (right): ProQR’s Axiomer RNA editing technology platform uses EONs to recruit and direct endogenously expressed ADARs to edit an A to an I in the RNA, which is then translated as a G, allowing highly specific editing.
There are over 16 million known locations in the RNA where ADARs perform A to I editing throughout the body, which we believe represents a powerful potential therapeutic mechanism for multiple disease areas. Axiomer could potentially yield a new class of medicines for both rare and prevalent diseases with unmet need.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we intend to report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. We may also present financial statements pursuant to IFRS instead of pursuant to U.S. GAAP. Furthermore, although the members of our board will be required to notify the Dutch Authority for the Financial Markets of certain transactions they may undertake, including with respect to our ordinary shares, our officers, directors and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.
Furthermore, as a foreign private issuer, we are permitted to follow the corporate governance practices of our home country in lieu of certain provisions of The Nasdaq Stock Market LLC (“Nasdaq”). We therefore follow Dutch corporate governance practices in lieu of certain Nasdaq corporate governance requirements to seek shareholder approval for a specified issuance of securities.
Company Information
ProQR was founded in February 2012 by Daniel de Boer, Gerard Platenburg, the late Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR’s team has extensive experience in discovery, development and commercialization of RNA therapeutics. To date, we have raised

€435 million in gross proceeds from our public offerings of shares and private placements of equity securities. In addition, we have received grants, loans and other funding from patient organizations, private lenders and government institutions supporting our programs, including from Foundation Fighting Blindness and the Dutch government under the innovation credit program. Our headquarters are located in Leiden, the Netherlands.
Our legal name is ProQR Therapeutics N.V. and we were incorporated in the Netherlands on February 21, 2012. We reorganized from a private company with limited liability to a public company with limited liability on September 23, 2014. Our Company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54600790. Our corporate seat is in Leiden, the Netherlands. The address of our headquarters and registered office is Zernikedreef 9, 2333 CK Leiden, the Netherlands, and our telephone number is +31 88 166 7000. Our U.S. office is located at 245 Main Street, Cambridge, MA 02142, USA. The name and address of our agent for service in the United States is Andrew Morris, 245 Main Street, Cambridge, MA 02142, USA.
We maintain a corporate website at www.ProQR.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.
Listing
Our ordinary shares are listed on The Nasdaq Stock Market LLC under the symbol “PRQR.” If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K, which you may review at www.sec.gov.
This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.
This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC website referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
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our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 13, 2024;

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our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 5, 2024, January 19, 2024, February 15, 2024, April 19, 2024, April 23, 2024, May 8, 2024, May 9, 2024, May 22, 2024 and August 8, 2024; and

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the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Reports of Foreign Private Issuer on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports of Foreign Private Issuer on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.
You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:
Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention: Company Secretary
Tel.: +31 88 166 7000
IR@proqr.com
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.ProQR.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website solely as an inactive textual reference.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 13, 2024, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained in this prospectus and incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with an offering. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. See the sections titled “Where You Can Find Additional Information” and “Documents Incorporated By Reference” in this prospectus for additional information.

USE OF PROCEEDS
Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, repayment of outstanding indebtedness, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.
We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and any acquisitions.

DIVIDEND POLICY
We have never declared or paid any dividends on our ordinary shares, and we currently do not plan to declare dividends on our ordinary shares in the foreseeable future. Under Dutch law, we may only pay dividends if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares (of which we had none as of the date of this prospectus supplement). Any amount remaining out of the profit is carried to reserve as the board determines. After reservation by the board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.

DESCRIPTION OF SHARE CAPITAL
This section describes the general terms of our ordinary shares that we may offer from time to time. For more detailed information, a holder of our ordinary shares should refer to our articles of association, as amended, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.
General
We were incorporated on February 21, 2012 as a private company with limited liability (‘besloten vennootschap met beperkte aansprakelijkheid’) under Dutch law. In connection with our initial public offering in 2014, our shareholders resolved to amend our articles of association and to convert into a public company with limited liability by means of a Deed of Amendment and Conversion, pursuant to which, we converted to a public company with limited liability (‘naamloze vennootschap’) under the laws of the Netherlands. In connection with this conversion, our legal name changed from ProQR Therapeutics B.V. to ProQR Therapeutics N.V. On June 22, 2016 the articles of association were amended to (i) add certain places where general meeting of shareholders may be held and (ii) amend the term ‘annual report’ to ‘report of the Management Board’ to comply with the Implementation Act Annual Accounts Directive (‘Uitvoeringswet richtlijn jaarrekening’) (Bulletin of Acts and Decrees (‘Staatsblad’) 2015, 349), pursuant to which act this term has been amended accordingly. On February 27, 2018, the articles of association were amended to (i) to increase the authorized share capital, and (ii) to delete the requirement of a deed for the issuance of shares. On June 10, 2021, the articles of association were amended to (i) combine the existing compensation committee and nominating and corporate governance committee into one committee, to be named the compensation, nominating and corporate governance committee, and to establish a new research and development committee, and (ii) to increase the authorized share capital. On May 23, 2024, the articles of association were amended to restructure the existing two-tier board structure system comprising of a Supervisory Board and a Management Board into a one-tier board system consisting of a unitary board comprising both executive and non-executive directors.
Our Company is registered with the Dutch Trade Register of the Chamber of Commerce (‘handelsregister van de Kamer van Koophandel en Fabrieken’) in Leiden, the Netherlands under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef 9, 2333 CK Leiden, the Netherlands.
As of the date hereof, our authorized share capital is €13,600,000, divided into 170,000,000 ordinary shares and 170,000,000 preferred shares, each with a nominal value of €0.04. Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association.
Our ordinary shares are listed on The Nasdaq Stock Market LLC under the symbol “PRQR.” We have listed our ordinary shares in registered form and our shares are not certificated. We have appointed American Stock Transfer & Trust Company, LLC as our agent to maintain our shareholders register and to act as transfer agent, registrar and paying agent for the ordinary shares. Our ordinary shares are traded on The Nasdaq Stock Market LLC in book-entry form.
Articles of Association and Dutch Law
Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Anti-Takeover Measure
To enable us to pursue our business strategy and the successful development of our product pipeline and to protect our interests and those of our stakeholders (including shareholders, employees and patient populations), our business strategy, our continuity and our independence against actual and potential threats, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to a protection foundation, Stichting Continuity ProQR Therapeutics. The call option confers on the protection foundation the right to acquire under certain conditions such number of preferred shares as equals, at the time of exercise of the call option, the lesser of: (i) the total number of shares equal to our issued share capital at that time, minus the number of preferred shares already held by the protection foundation at that time (if any) or (ii) the maximum number of preferred shares that may be issued under our authorized share capital under our articles of association from time to time. The protection foundation’s articles of association provide that it will act to promote and protect the best interests of us, our business and our stakeholders, including patient populations that may benefit from our products and pipeline, by opposing any influences that conflict with these interests and threaten to undermine our strategy, continuity, independence and identity. The board of the protection foundation is independent from us, our stakeholders and our subsidiaries.
Upon exercise of the call option, the preferred shares will be issued to the protection foundation for their nominal value, of which at least 25% will be due upon issuance, and may also be issued against the Company’s reserves if so requested by the protection foundation. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, a foundation acquiring preferred shares issued at 25% of their nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our ordinary shares and will accrue cash dividends at a fixed rate with deficits in a preferred dividend being carried forward. The protection foundation may exercise the call option to acquire preferred shares in order to protect us from influences that do not serve our best interests and threaten to undermine our strategy, continuity, independence and identity. These influences may include a third-party acquiring a significant percentage of our ordinary shares, the announcement of a public offer for our ordinary shares, other concentration of control over our ordinary shares or any other form of pressure on us to alter our strategic policies.
Company’s Shareholders’ Register
All of our registered shares are registered in our shareholders’ register. Subject to Dutch law and our articles of association, we must keep our shareholders’ register accurate and up-to-date. Our shareholders’ register shall be kept by our board. The sub-register shall be kept by our agent on behalf of the board. Our shareholders’ register includes the names and addresses and other relevant details of all holders of registered shares, and shows the date on which the shares were acquired, the date of the acknowledgement by, or notification of, us as well as the amount paid on each share. The shareholders’ register also includes the names and addresses and other relevant details of those with a right of usufruct (‘vruchtgebruik’) or a right of pledge (‘pandrecht’) in respect of any shares. Our registered ordinary shares are held through DTC and therefore DTC is recorded in the shareholders register as the holder of those ordinary shares.
Shareholders, usufructuaries and pledgees whose particulars must be recorded in our shareholders’ register are required to provide our board with the necessary particulars in a timely fashion. Upon request, shareholders, usufructuaries and pledgees shall be provided with an extract of our shareholders’ register in respect of their right to one or more registered shares.
Issuance of Shares and Preemptive Rights
Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our board. Our general meeting of shareholders may authorize our board to issue new shares or grant rights to subscribe for shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to issue shares and rights to subscribe for shares.
Under Dutch law, in the event of an issuance of ordinary shares or granting of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. A holder of ordinary shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for, (i) ordinary shares for consideration other than cash, or (ii) ordinary shares to our employees or employees of one of our group companies, or (iii) ordinary shares to persons exercising a previously granted right to subscribe for shares, or (iv) preferred shares.

The preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our board. Our general meeting of shareholders may authorize our board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the board can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
Preferred shares do not carry preemptive rights in respect of newly issued ordinary shares or preferred shares, nor do holders of ordinary shares have preemptive rights in respect of newly issued preferred shares. The call option of the protection foundation to acquire newly issued preferred shares of the company, see “Description of Share Capital-Anti-Takeover Measure,” is an irrevocable and repeatedly exercisable right to subscribe for preferred shares.
On May 22, 2024, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority for a period of 5 years from the date of the resolution of the general meeting of shareholders to, in accordance with applicable laws and Nasdaq listing rules: (a) issue ordinary shares up to 100% of the Company’s authorized share capital for general purposes and issuances under Company’s equity incentive or stock option plans with the proviso that the issuances under equity incentive or stock option plans are limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.
Repurchases of our Shares
Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:
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such shares are fully paid-up;

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such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

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after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no consideration or by universal succession, we may acquire shares only if our general meeting of shareholders has authorized the board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them.
On May 22, 2024, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority to perform acquisitions by the Company of (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words “issued share capital” means the Company’s issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.
Capital Reductions; Cancellation
At a general meeting of shareholders, our shareholders may resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by virtue of an amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate (x) to shares held by the Company itself or in respect of which the Company holds the depository receipts, and (y) to all preferred shares. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our board. In order to be adopted by the general meeting of shareholders, a resolution to reduce the capital requires a simple majority of the votes cast at a general meeting of shareholders if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the general meeting of shareholders if less than half of the issued capital is represented at the general meeting of shareholders.
A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all shareholders concerned agree to a disproportionate reduction). A resolution that would result in a reduction of capital requires approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.
In the event that all preferred shares are cancelled, distributions shall be made to the protection foundation as sole holder of such preferred shares.
Corporate Objectives
Under our articles of association, our corporate objectives are:
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the development, bringing to market and exploitation of products and technologies in the field of biotechnology;

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the research and development of (or the commission to research and develop) patents, know-how and intellectual and industrial property;

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to make our products available to the patient populations that may benefit from such products and to maintain a suitable pipeline of products that may be beneficial for relevant patient populations;

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to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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to do anything which, in the widest sense of the words, is connected with or may be conducive to the attainment of these objects.

Amendment of Articles of Association
Our general meeting of shareholders, at the proposal of our board, may resolve to amend our articles of association. A resolution taken by the general meeting of shareholders to amend our articles of association requires a simple majority of the votes cast.

General Meetings of Shareholders
General meetings of shareholders can be held in Leiden, Amsterdam, Rotterdam, Schiphol Airport (municipality Haarlemmermeer), The Hague, Oegstgeest, Leidschendam, Katwijk, Noordwijk or Wassenaar, the Netherlands. All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.
We must hold at least one general meeting of shareholders each year, to be held within six months after the end of our financial year. A general meeting of shareholders shall also be held within three months after our board has considered it to be likely that the Company’s equity has decreased to an amount equal to or lower than half of its paid up and called up capital. If the board has failed to ensure that such general meetings of shareholders as referred to in the preceding sentences are held in a timely fashion, each shareholder and other person entitled to attend shareholders’ meetings may be authorized by the Dutch court to convene the general meeting of shareholders.
Our board may convene additional extraordinary general meetings of shareholders whenever they so decide. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least ten percent of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting of shareholders. The Dutch court will disallow the application if it does not appear to it that the applicants have previously requested that the board convene a shareholders’ meeting and the board has taken the necessary steps so that the shareholders’ meeting could be held within eight weeks after the request.
General meetings of shareholders are convened by a notice which includes an agenda stating the items to be discussed. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition and filling of any vacancies of the board. In addition, the agenda for a general meeting of shareholders may include such items as have been included therein by our board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, substantiated, or by a proposal for a resolution and received by us no later than the 60th day before the day that the relevant general meeting of shareholders is to be held. No resolutions will be adopted on items other than those which have been included in the agenda.
We will give notice of each general meeting of shareholders by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting of shareholders.
Pursuant to our articles of association, our board may determine a record date (‘registratiedatum’) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. Our articles of association provide that a shareholder must notify the Company in writing of his identity and his intention to attend (or be represented at) the general meeting of shareholders, such notice to be received by us ultimately on the seventh day prior to the general meeting of shareholders. If this requirement is not complied with or if upon direction of the Company to that effect no proper identification is provided by any person wishing to enter the general meeting of shareholders, the chairperson of the general meeting of shareholders may, in his or her sole discretion, refuse entry to the shareholder or his proxy holder.
Pursuant to our articles of association, our general meeting of shareholders is chaired by the chairman of our board. If the chairman of our board is absent and has not charged another person to chair the meeting in his place, the non-executive directors present at the meeting shall appoint one of themselves to be chairperson. If no board members are present at the general meeting of shareholders, the general meeting of shareholders will be chaired by our CEO or, if our CEO is absent, another executive director present at the meeting and, if none of them is present, the general meeting of shareholders shall appoint its own chairperson. The person who should chair the meeting may appoint another person in his or her stead.
The chairperson of the general meeting of shareholders may decide at his or her discretion to admit other persons to the meeting. The chairperson of the general meeting of shareholders shall appoint another person present at the shareholders’ meeting to act as secretary and to minute the proceedings at the meeting. The chairperson of the general meeting of shareholders may instruct a civil law notary to draw up a notarial report of the proceedings at the Company’s expense, in which case no minutes need to be taken. The chairperson of the general meeting of shareholders is authorized to eject any person from the general meeting of shareholders if the chairperson considers that person to disrupt the orderly proceedings. The general meeting of shareholders shall be conducted in the English language.
Voting Rights and Quorum Requirements
In accordance with Dutch law and our articles of association, each issued ordinary share and preferred share confers the right on the holder thereof to cast one vote at the general meeting of shareholders. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of board members.
Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairperson of the general meeting of shareholders) of a shareholder, which proxy holder need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder.
Under our articles of association, blank votes, abstentions and invalid votes shall not be counted as votes cast. Further, shares in respect of which a blank or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting of shareholders. The chairperson of the general meeting of shareholders shall determine the manner of voting and whether voting may take place by acclamation.
In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions.
The chairperson of the general meeting of shareholders shall decide on the method of voting and may determine the voting procedure. The determination made by the chairperson of the general meeting of shareholders with regard to the results of a vote shall be decisive. However, where the accuracy of the chairperson’s determination is contested immediately after it has been made, a new vote shall take place if the majority of the general meeting of shareholders so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights present at the meeting so requires.
Our board will keep a record of the resolutions passed at each general meeting of shareholders. The record shall be available at our office for inspection by any person entitled to attend general meetings of shareholders and upon request a copy of or extract from the record will be provided to such person at no more than the cost price.
Our articles of association and Dutch law provide that resolutions of our board concerning a material change in the identity or character of the Company or our business are subject to the approval of the general meeting of shareholders. Such changes include in any event:
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a transfer of all or materially all of our business to a third party;

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the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

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the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

Adoption of Annual Accounts and Discharge of Liability
Pursuant to Dutch law, we are required to publish our annual accounts within eight days after adoption and ultimately within 12 months after the end of our financial year.
Each year within five months after the end of our financial year, save where this period is extended for a maximum of six months by the general meeting of shareholders on account of special circumstances, our board will prepare the annual accounts. The annual accounts must be accompanied by an auditor’s certificate, a report of the board and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, the general meeting of shareholders may appoint and remove our independent auditors, as referred to in Section 2:393 Dutch Civil Code, who audit the annual accounts. If the general meeting of shareholders fails to appoint an independent auditor, the auditor will be appointed by the board. The annual accounts are adopted by our shareholders at the general meeting of shareholders and will be prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.
The adoption of the annual accounts by our shareholders does not release our board members from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.
Our financial reporting will be subject to the supervision of the Dutch Authority for the Financial Markets (the “AFM”). The AFM will review the content of the financial reports and has the authority to approach us with requests for information if, on the basis of publicly available information, it has reasonable doubts as to the integrity of our financial reporting. For a more detailed description we refer to the description below under the heading “Dutch Financial Reporting Supervision Act.”
Dividends and other Distributions
We may only make distributions to our shareholders and other persons entitled to distributable profits, to the extent that our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our articles of association.
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares. Any amount remaining out of the profit is carried to reserve as the board determines. After reservation by the board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Distributions shall be payable in such currency as determined by our board. We intend that distributions, if any, shall be payable on such date as determined by our board. Our board will set the date that will be applied in order to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (‘verjaring’).
We do not anticipate paying any dividends for the foreseeable future.

Liquidation and Dissolution
The general meeting of shareholders may, based on a proposal by our board, resolve to dissolve the Company by a resolution passed by a simple majority of the votes cast. In the event of the Company being dissolved, the liquidation shall be effected by our board, unless the general meeting of shareholders decides otherwise.
In the event of a dissolution and liquidation, the assets remaining after payment of all of the Company’s debts (including any liquidation expenses) are to be distributed (i) firstly to the holders, if any, of preferred shares in the amount of the nominal value of the preferred shares (to the extent paid-up) plus unpaid accrued dividends and deficits (if any) in preferred dividends, and (ii) the balance remaining to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.
Limitations on Non-Residents and Exchange Controls
There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Under Dutch law, there are currently no exchange controls applicable to the transfer of dividends or other distributions with respect to, or of the proceeds from the sale of, shares in a Dutch company, to persons outside the Netherlands.
Dutch Squeeze-Out Proceedings
Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against our other shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (‘Ondernemingskamer’) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (‘Wetboek van Burgerlijke Rechtsvordering’). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber of the Amsterdam Court of Appeal becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same notice in a newspaper with a national circulation.
A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective to obtain at least 95% of our issued share capital and thus to be allowed to initiate squeeze-out proceedings. Those restructuring transactions could, amongst other things, include a legal merger or demerger involving our Company, a contribution of cash and/or assets against issuance of shares involving our Company, and the issue of new shares to the majority shareholder while excluding any pre-emption rights of minority shareholders in relation to such issuance or an asset sale transaction.
In Dutch public takeover practice, depending on the circumstances, an asset sale transaction is sometimes used as a way to squeeze out minority shareholders (e.g. after a successful public offer, or tender offer, through which the offeror acquires a supermajority, but less than all, of the shares). In such a scenario, the business of the target company would be sold to an offeror, a buyer or a special purpose vehicle, followed by the liquidation of the target company. The purchase price would be distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the Company in which minority shareholders participated.
Under our articles of association, any proposal to sell and transfer all of our assets and to dissolve and liquidate our Company is subject to approval by a majority of the votes cast in our general meeting of shareholders which must be preceded by a proposal by our board.

Dutch Corporate Governance Code
The Dutch Corporate Governance Code (“DCGC”) is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual report filed in the Netherlands, whether or not they are complying with the various provisions of the DCGC that are addressed to the board and, if they do not apply those provisions, to give the reasons for such non-application. The DCGC contains both principles and best practice provisions for the board, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The principles and best practice provisions apply to our board, for example in relation to its role and composition, conflicts of interest, independence requirements for board members, board committees and compensation; shareholders and the general meeting of shareholders, for example, regarding anti-takeover protection and obligations of the Company to provide information to our shareholders; and financial reporting, including external auditor and internal audit requirements.
We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.
The discussion below summarizes the most important differences between our governance structure and the principles and best practices of the DCGC:
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Best practice provision 1.1.5 stipulates that a policy for dialogue with the relevant stakeholders on the sustainability aspects of the strategy should be drawn up. The Company has not formulated such policy as it believes this is already covered by our regular process for public disclosure of information.

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Pursuant to the best practice provisions 3.1.2.vi and 3.1.2.vii of the DCGC, options granted to our executive board members should not be exercisable during the first three years after the date of grant; shares granted to our executive board members for no financial consideration should be retained by them for a period of at least five years or until they cease to hold office, whichever is the shorter period; and the number of options and/or shares granted to our executive board members should be dependent on the achievement of pre-determined performance criteria. We do not intend to comply with all of the above requirements as we believe it is in the best interest of the Company to attract and retain highly skilled executive board members on conditions based on market competitiveness.

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Pursuant to best practice provision 3.2.3 the remuneration of the executive board members in the event of dismissal may not exceed one year’s salary. The management services agreements with our executive board members provide for a lump-sum equal to 24 months of the individual’s monthly gross fixed salary in case of dismissal following a change of control. Based on the risk profile of the Company and to be able to attract highly skilled management, we believe this period to be appropriate.

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Best practice provision 3.3.2 prohibits the granting of shares or rights to shares to non-executive members of the board as remuneration. It is common practice for companies listed on The Nasdaq Stock Market LLC to grant shares to the non-executive members of the board as compensation, in order to align the interests of the non-executive members of the board with our interests and those of our shareholders, and we have granted and expect to grant options to acquire ordinary shares to all or some of our non-executive board members.

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Pursuant to best practice provision 3.3.3, any shares held by non-executive board members are long-term investments. We do not request our non-executive board members to comply with this provision. We believe it is in the best interest of the Company not to apply this provision in order to be able to attract and retain highly skilled non-executive board members on internationally competitive terms.

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Best practice provision 4.2.2 stipulates that an outline policy on bilateral contacts with the shareholders shall be formulated and published on the company’s website. The Company has not formulated such policy as it believes this is already covered by our regular process for public disclosure of information.

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Best practice provision 4.3.3 provides that the general meeting of shareholders may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the Board or a resolution to dismiss such member by an absolute majority of the votes cast. It may be provided that such majority should represent a given proportion of the issued capital, but this proportion may not exceed one third. In addition, best practice 4.3.3 provides that if such proportion of the share capital is not represented at the meeting, but an absolute majority of the votes cast is in favor of a resolution to cancel the binding nature of the nomination, a new general meeting of shareholders will be convened where the resolution may be adopted by absolute majority, regardless of the proportion of the share capital represented at the meeting. Our articles of association provide that these resolutions can only be adopted with at least a 2/3 majority which must represent more than 50% of our issued capital, and that no such second meeting will be convened, because we believe that the decision to overrule a nomination by the board for the appointment or dismissal of a member of our board must be widely supported by our shareholders.
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Best practice provision 4.2.3 stipulates that meetings with analysts, presentations to analysts, presentations to investors and institutional investors and press conferences must be announced in advance on the company’s website and by means of press releases. Provision must be made for all shareholders to follow these meetings and presentations in real time, for example by means of webcasting or telephone. After the meetings, the presentations must be posted on the company’s website. We believe that enabling shareholders to follow in real time all the meetings with analysts, presentations to analysts and presentations to investors, would create an excessive burden on our resources and therefore, we do not intend to comply with all of the above requirements.

Market Abuse
Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (“EU Market Abuse Regulation”) has direct effect in the Netherlands and other EU member states. The EU Market Abuse Regulation replaces the provisions on market abuse, insider trading and notifications set out in the Dutch Financial Supervision Act. The EU Market Abuse Regulation does not apply to companies whose shares are not admitted to trading or are not listed on a regulated market in the EU/EEA. As a result, the provisions of the EU Market Abuse Regulation do not currently apply to us.
Dutch Financial Reporting Supervision Act
Under the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”), the AFM supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or in a non-EU country on a system similar to a regulated market. Since our Company has its corporate seat in the Netherlands and our ordinary shares are listed on The Nasdaq Stock Market LLC, the FRSA will be applicable to us.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to us that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.
Differences in Corporate Law
We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.
This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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Duties of Directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation.
In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board of directors may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.

We have a single-tier board system. consisting of executive directors and non-executive directors.
Under Dutch law, the executive directors are responsible for the day-to-day management and execution of the strategy, policy and operations of a company. The non-executive directors are responsible for supervising the conduct of, and providing advice to, the executive directors and for supervising the company’s general affairs and business. Each member of the board has a duty to act in the corporate interest of the company and the business connected with it.
Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company and the business connected with it also applies in the event of a proposed sale or break-up of the company, whereby the specific circumstances generally dictate how such duty is to be applied. Any board resolution concerning a material change in the identity or character of the company or its business requires shareholders’ approval. The board may decide in its sole discretion, within the confines of Dutch law and the articles of association, to incur additional indebtedness subject to any contractual restrictions pursuant to our existing financing arrangements.
In contrast to Delaware law, under Dutch law, a non-executive director of a listed company is generally appointed for a maximum term of four years. There is no statutory limit to the number of terms a non-executive director may serve, although the DCGC recommends that a non-executive director is appointed for a period of four years and may then be reappointed once for another four-year period. The non-executive director may then subsequently be reappointed again for a period of two years, which appointment may be extended by at most two years. In the event of a reappointment after an eight-year period, reasons should be given in the report of the board.
A non-executive director may be removed at any time, with or without cause, by the general meeting of shareholders. Pursuant to our articles of association, our general meeting of shareholders may only adopt a resolution to suspend or dismiss such supervisory board member by at least a

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two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the board, in which case a simple majority of the votes cast is sufficient.
Board Vacancies
The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Under Dutch law board members of a company such as ours are appointed by the general meeting of shareholders, rather than appointed by the board as is typical for a Delaware corporation.
Under our articles of association, board members are appointed by our general meeting of shareholders upon the binding nomination by our board. However, the general meeting of shareholders, may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital, following which our board shall draw up a new binding nomination.

Conflict-of-Interest Transactions
Under the Delaware General Corporation Law, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or voidable, unless (1) the material facts of any interested directors’ interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors’ interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved.
Under Dutch law, a board member with a direct or indirect personal interest that conflicts with the interests of the company or of the business connected with it must abstain from participating in the decision-making process (i.e., the deliberations and the decision-making) with respect to the relevant matter. A board member with such a conflict of interest must promptly notify the other directors of his or her conflict. If it becomes apparent that such member was indeed involved in the decision-making process, then such decision may be nullified.
Under Dutch law, a board member with a direct or indirect personal interest that conflicts with the interests of the company or of the business connected with it must abstain from participating in the decision- making process (i.e., the deliberations and the decision-making) with respect to the relevant matter. A board member with such a conflict of interest must promptly notify the other directors of his or her conflict. If it becomes apparent that such member was indeed involved in the decision-making process, then such decision may be nullified.
Our articles of association provide that if as a result of a conflict of interest of board members no resolution of the board can be adopted, the resolution can nonetheless be adopted by our board

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as if there was no conflict of interest. In that case, each board member is entitled to participate in the discussion and decision-making process and to cast a vote.
Board members with a conflict of interest remain authorized to represent the Company. However, the relevant board members may under certain circumstances be held personally liable for any damage suffered by the Company as a consequence of the transaction.
Agreements entered into with third parties contrary to the rules on decision-making in the case of a conflict of interest, may as a rule not be annulled. Only under special circumstances will a company be able to annul an agreement or claim damages, such as when a third party abuses a conflict of interest situation.

Proxy Voting by Directors
A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	An absent board member may issue a proxy for a specific meeting of the board but only in writing to another board member.
Voting Rights
Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. Cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist of no less than 1/3 of the shares of such class or series or classes or series.	Under Dutch law, shares have one vote per share, provided such shares have the same nominal value. Our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. All resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions. Each holder of ordinary shares may cast as many votes as it holds shares. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of board members.
Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled	Pursuant to our articles of association, our board may determine a record date (‘registratiedatum’) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and

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to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.	exercise their rights will be set out in the convocation notice of the general meeting of shareholders. There is no specific provision in Dutch law for adjournments.
Shareholder Proposals
Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders, but it provides that a corporation’s bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. Additionally, if a Delaware corporation is subject to the SEC’s proxy rules, a shareholder who owns at least $2,000 in market value or 1% of the corporation’s securities entitled to vote for a continuous period of one year as of the date he submits a proposal, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Pursuant to Dutch law, one or more shareholders or others with meeting rights alone or jointly representing at least 10% of the issued share capital may on their application be authorized by the Dutch Court to convene a general meeting of shareholders.
The agenda for a general meeting of shareholders must contain such items as the board or the person or persons convening the meeting decide. Pursuant to Dutch law, unlike under Delaware law, the agenda will also include such other items as one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, may request of the board in writing and substantiated or by a proposal for a resolution, received by the company no later than on the 60th day before the date of the meeting.

Action by Written Consent
Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depository receipts are issued, (c) there are no persons entitled to the same rights as holders of depository receipts issued with the company’s cooperation, (d) the board members have been given the opportunity to give their advice on the resolution, and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote.
The requirement of unanimity renders the adoption of shareholder resolutions without a meeting not feasible for publicly traded companies. Our articles of association only expressly allow resolutions of the holders of preferred shares to be adopted without holding a meeting.

Shareholder Suits
Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the	Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that

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corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.	party. Individual shareholders do not have the right to bring an action on behalf of the company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (‘verklaring voor recht’). In order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself — outside the collective action — institute a civil claim for damages.
Repurchase of Shares
Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existing and outstanding shares or depository receipts if permitted under its articles of association.
We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that: (i) such shares are fully paid-up; (ii) such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and (iii) after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.
Other than shares acquired for no consideration or by universal title of succession (‘algemene titel’), our board may acquire shares only if our general meeting of shareholders has authorized the board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such

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authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.
No authorization of the general meeting of shareholders is required if listed ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan. Our articles of association further provide that a resolution of our board to acquire fully paid-up shares in our share capital requires the approval of our board.
On May 22, 2024, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority to perform acquisitions by the Company of (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words “issued share capital” means the Company’s issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.

Anti-Takeover Provisions

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our Company more difficult or less attractive, including:
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the authorization of a class of preferred shares that may be issued to a protection foundation to which we have granted a perpetual and repeatedly exercisable call option;

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a provision that our board members may only be appointed upon a binding nomination by our

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securities and similar transactions by a corporation or a subsidiary, with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:
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the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company.

board, which can be set aside by a two-thirds majority of our shareholders representing more than half of our issued share capital;
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a provision that our board members may only be removed by our general meeting of shareholders by at least a two-thirds majority of votes cast representing more than 50% of our issued share capital (unless the removal was proposed by the board); and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our board that has been approved by our board.

As indicated above, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to the protection foundation, which confers upon the protection foundation the right to acquire, under certain conditions, the number of preferred shares described above. The issuance of such preferred shares will occur upon the protection foundation’s exercise of the call option and will not require shareholder consent. Such a measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium which may materially and adversely affect the market price of our ordinary shares.
In addition, our boards need to act in the interest of ProQR, our business and take into account the interests of all our stakeholders, including by promoting the sustainable success of our business and the creation of long-term value for us and our business. The boards are responsible to determine our strategy and choosing our strategic direction. In doing so and depending on the circumstances they may decide to not entertain a proposed takeover or other strategic proposal, even if the proposal is supported by the majority of our shareholders and/or would create more shareholder value.
The boards may also use their general authority under Dutch corporate law and the DCGC to not co-operate with a proposal, e.g. by not providing due diligence and or by not cooperating with shareholder proposals to adopt resolutions in a general shareholder meeting that may change our strategy for instance by invoking the maximum 180 days response time set out in the DCGC.

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As of May 1, 2021, the Statutory Reflection Period for Listed Companies came into force. The purpose is to give the board of a listed company more time for careful policymaking to weigh the interests of the company and its stakeholders in the event of an unsolicited takeover bid or other pressure being put on the board to change the course of the company, for example from activist shareholders. The board of a listed company may invoke a reflection period of up to 250 days in the event of: (i) a request by one or more shareholders for consideration of a proposal to appoint, suspend or dismiss one or more members of the board, or (ii) when a public bid has been announced or made for the shares without agreement having been reached on the bid with the target company. The decision by the board to invoke the reflection period is subject to board approval. In addition, to invoke the reflection period, the request under (i) and the public bid under (ii) must in the view of the board be substantially contrary to the interest of the company and its affiliated enterprise and the reflection period should be used for careful policy making.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.
Our shareholders’ register is available for inspection by the shareholders and usufructuaries and pledgees whose particulars must be registered therein.
Our board provide our shareholders, at the general meeting of shareholders, with all information that the general meeting of shareholders reasonably requests unless doing so would be contrary to an overriding interest of ours. Our board will in principle give a reason for electing not to provide such information on the basis of overriding interest.

Removal of Directors
Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board	Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or remove a board member. The general meeting of shareholders may only adopt a resolution to suspend or remove such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our Company, unless the proposal was made by our board in which case a simple majority of the votes cast is sufficient.

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of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Preemptive Rights
Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our board. Our general meeting of shareholders may authorize our board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the board can be granted and extended, in each case for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
On May 22, 2024, our general meeting of shareholders adopted a resolution pursuant to which the board was delegated the authority for a period of 5 years from the date of the resolution of the general meeting of shareholders to, in accordance with applicable laws and Nasdaq listing rules: (a) issue ordinary shares up to 100% of the Company’s authorized share capital for general purposes and issuances under Company’s equity incentive or stock option plans with the proviso that the issuances under equity incentive or stock option plans is limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.
No preemptive rights apply in respect of preferred shares.

Dividends
Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding	Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the

Delaware	The Netherlands
fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.
reserves that must be maintained under Dutch law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the company may reclaim the paid interim dividends as unduly paid.
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none are outstanding. Any amount remaining out of the profit is carried to reserve as the board determines. After reservation by the board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.
Dividends shall be payable in such currency and on such date as determined by the board. Claims for payment of dividends not made within five years from the date that such dividends became payable will lapse and any such amounts will be considered to have been forfeited to us.

Appraisal Rights and Shareholder Vote on Certain Reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Under Dutch law, resolutions of the board concerning a material change in the identity or character of the company or its business are subject to the approval of the general meeting of shareholders. Such changes include in any event:
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a transfer of all or materially all of our business to a third party;

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the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

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the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company

Delaware	The Netherlands

prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.
The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) holds at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares to be transferred.
Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.

Compensation of Directors
Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.
In contrast to Delaware law, under Dutch law and our articles of association, the general meeting of shareholders must upon the proposal of our board adopt the compensation policy for the board, which includes the outlines of the compensation of any members who serve on our board. The board determines the compensation of the board members in accordance with the compensation policy. A proposal by the board with respect to compensation schemes in the form of shares or rights to shares is submitted for approval by the board to the general meeting of shareholders. Such proposal must set out at least the maximum number of shares or rights to shares to be granted to the board and the criteria for granting such shares.
Under Dutch law, executive board members are not authorized to participate in the discussion and the decision-making process regarding the determination of the remuneration of the executive board members.

Registration Rights
Registration Rights Agreement
In connection with a convertible debt financing in July 2020, we entered into a registration rights agreement with certain investors party thereto, pursuant to which we agreed to file and keep effective one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon conversion of certain term loans and/or exercise of certain warrants. In August 2020, we entered into a joinder and first amendment to the loan agreement and joinder to registration rights agreement to expand our loan facility and accommodate the participation of an additional lender, pursuant to which such additional lender became party to the registration rights agreement. In January 2021, we entered into the second amendment to the loan agreement, which extended the availability periods for the late withdrawal loans. In December 2021, we entered into the third amendment to the loan agreement to expand our loan facility and accommodate the participation of an additional lender, and we entered into a registration rights agreement with the parties thereto, pursuant to which we agreed to file and keep effective one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon conversion of the loans and warrants issued under the third amended loan agreement. In September 2022, we extinguished our debt by repaying all outstanding principal amounts. The warrants remain in place until their five-year economic life expires in 2025 and 2026.
Share Purchase Agreements
In connection with a private placement in September 2021, we entered into a share purchase agreement (the “2021 Share Purchase Agreement”) with Eli Lilly and Company (“Lilly”), pursuant to which we agreed to issue and sell to Lilly 3,989,976 shares of our ordinary shares (the “2021 Lilly Shares”). The issuance of the 2021 Lilly Shares occurred concurrently with the entry into a collaboration agreement. Pursuant to the terms of the 2021 Share Purchase Agreement, Lilly may not, subject to certain limited exceptions, dispose of any of the 2021 Lilly Shares for a period commencing on September 3, 2021 until the earlier of (i) March 3, 2022 and (ii) the date that the collaboration agreement is terminated.
In December 2022, we entered into a share purchase agreement (the “2022 Share Purchase Agreement,” and together with the 2021 Share Purchase Agreement, the “Share Purchase Agreements”) with Lilly, pursuant to which we agreed to issue and sell to Lilly 9,381,586 shares of our ordinary shares (the “2022 Lilly Shares,” and together with the 2021 Lilly Shares, the “Lilly Shares”). The issuance of the 2022 Lilly Shares occurred concurrently with the entry into an amended collaboration agreement.
Under the terms of the Share Purchase Agreements, Lilly may participate in some public offerings and private placements of the Company, subject to share ownership requirements and other limitations set forth in the Share Purchase Agreements. Additionally, we also granted Lilly certain customary registration rights with respect to the Lilly Shares, including registering such shares for resale on or prior to the expiration of the lockup periods described above.

DESCRIPTION OF SECURITIES WE MAY OFFER
Warrants
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase securities in one or more series. Warrants may be offered independently or together with ordinary shares or units offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.
We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Units
This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.
We may issue units comprised of ordinary shares and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
We may issue units consisting of one or more ordinary shares, warrants or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORM, EXCHANGE AND TRANSFER
We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”
If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:
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The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

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You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

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You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.
Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.
If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.
Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.
In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.
We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.
The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.
Sale Through Underwriters or Dealers
If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters who are qualified market makers on Nasdaq (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our ordinary shares, warrants or units, as applicable, on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).
Delayed Delivery Contracts
If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.
Subscription Offerings
Direct sales to investors or our shareholders may be accomplished through subscription offerings or through subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by A&O Shearman, Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of ProQR Therapeutics N.V. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed Andrew Morris as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court may be expected to render a judgment in accordance with the judgment rendered by the U.S. court, without a review on the merits of the underlying claim, if it finds that:
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the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

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the final judgment has not been rendered in violation of the elementary principles of fair trial in the Netherlands;

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the final judgment does not contravene public policy of the Netherlands; and

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the final judgment is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands.

In the event directors or other third parties are liable towards a Dutch company, only the company itself can bring a civil action against those parties. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of $300 million of the securities registered under this registration statement. All amounts shown, other than the SEC registration fee, are estimates.
Amount
SEC registration fee	$16,470
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee fees and expenses	*
Printing fees and expenses	*
Miscellaneous	*
Total	*

*
These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

27,624,310 Ordinary Shares

P R O S P E C T U S  S U P P L E M E N T

BofA Securities	Evercore ISI	Cantor	Oppenheimer & Co.
June 25, 2026